                                                                  EXHIBIT 10.102


                           ACQUISITION AND RENOVATION
                                 LOAN AGREEMENT


                    BETWEEN HELLER FINANCIAL, INC., AS LENDER
                 AND PREFERRED EQUITIES CORPORATION, AS BORROWER



                                _________ , 1996



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                                TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS.........................................................................................  1
         1.1      Acquisition Loan..............................................................................  1
         1.2      Acquisition Note..............................................................................  1
         1.3      Advance.......................................................................................  1
         1.4      Affidavit of Borrower.........................................................................  1
         1.5      Application for Advance.......................................................................  1
         1.6      Approved Budget...............................................................................  2
         1.7      Approved Construction Schedule................................................................  2
         1.8      Approved Timeshare Document Filing Schedule...................................................  2
         1.9      Architect.....................................................................................  2
         1.10     Architectural Contract........................................................................  2
         1.11     Association...................................................................................  2
         1.12     Borrower......................................................................................  2
         1.13     Borrower's Deposit............................................................................  3
         1.14     Completion....................................................................................  3
         1.15     Construction Contract.........................................................................  3
         1.16     Contractor....................................................................................  3
         1.17     Costs.........................................................................................  3
         1.18     Debtor Relief Laws............................................................................  4
         1.19     Declaration of CCRs...........................................................................  4
         1.20     Default.......................................................................................  4
         1.21     Event of Default..............................................................................  4
         1.22     Financial Reports.............................................................................  7
         1.23     Financial Statements..........................................................................  7
         1.24     GAAP..........................................................................................  7
         1.25     Governmental Authority........................................................................  7
         1.26     Governmental Requirements.....................................................................  8
         1.27     Guarantee.....................................................................................  8
         1.28     Guarantor.....................................................................................  8
         1.29     Improvements..................................................................................  8
         1.30     Improvements Completion Date..................................................................  8
         1.31     Inspecting Architects/Engineers...............................................................  8
         1.32     Insurance Policies............................................................................  8
         1.33     Interval Incentive Fee........................................................................  9
         1.34     Interval Receivables Loan.....................................................................  9
         1.35     Interval Release Payment......................................................................  9
         1.36     Interval Unit.................................................................................  9
         1.37     Lender........................................................................................  9
         1.38     Loan.......................................................................................... 10
         1.39     Loan Agreement................................................................................ 10
         1.40     Loan Instruments.............................................................................. 10
         1.41     Mortgage...................................................................................... 10
         1.43     Permitted Exceptions.......................................................................... 10
         1.44     Plans......................................................................................... 10
         1.45     Property...................................................................................... 10
         1.46     Renovation Loan............................................................................... 11
         1.47     Renovation Note............................................................................... 11
         1.48     Resort Property............................................................................... 11

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
         1.49     Survey........................................................................................ 11
         1.50     Title Company................................................................................. 11
         1.51     Title Insurance............................................................................... 11

ARTICLE 2 - ADVANCES OF THE LOAN................................................................................ 11
         2.1      Agreement of Lender........................................................................... 11
         2.2      Interest on the Loan.......................................................................... 12
         2.3      Advances...................................................................................... 12
         2.4      Conditions Precedent to Advances.............................................................. 13
         2.5      Final Advance................................................................................. 14
         2.6      Changes in Plans and Specifications, Approved Budget or Approved Construction
                  Schedule...................................................................................... 14
         2.7      No Waiver..................................................................................... 15
         2.8      Conditions Precedent for the Benefit of Lender................................................ 15

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF BORROWER.......................................................... 16
         3.1      Borrower Existence............................................................................ 16
         3.2      Guarantor..................................................................................... 16
         3.3      Financial Statements.......................................................................... 16
         3.4      Suits, Actions, Etc........................................................................... 16
         3.5      Valid and Binding Obligation.................................................................. 17
         3.6      Title to the Property......................................................................... 17
         3.7      Disclosure.................................................................................... 17
         3.8      System Compliance............................................................................. 17
         3.9      Submittals.................................................................................... 17
         3.10     Utility Availability.......................................................................... 17
         3.11     Governmental Requirements..................................................................... 18
         3.12     Property Access............................................................................... 18
         3.13     Flood Hazards/Wetlands........................................................................ 18
         3.14     Contracts with Affiliates..................................................................... 18
         3.15     Inducement to Lender.......................................................................... 18

ARTICLE 4 - COVENANTS AND AGREEMENTS OF BORROWER................................................................ 19
         4.1      Mandatory Principal Payments.................................................................. 19
         4.2      Compliance With Governmental Requirements..................................................... 19
         4.3      Renovation of the Improvements................................................................ 20
         4.4      Correction of Defects......................................................................... 20
         4.5      Storage of Materials.......................................................................... 20
         4.6      Inspection of the Property.................................................................... 20
         4.7      Notices by Governmental Authority, Casualty, Condemnation..................................... 20
         4.8      Application of Advances....................................................................... 22
         4.9      Borrower's Deposit............................................................................ 22
         4.10      Direct Disbursement and Application by Lender................................................ 22
         4.11      Costs and Expenses........................................................................... 22
         4.12      Additional Documents......................................................................... 23
         4.13      Inspection of Books and Records.............................................................. 23
         4.14      No Liability of Lender....................................................................... 23
         4.15      No Conditional Sale Contracts, Etc........................................................... 23
         4.16      Defense of Actions........................................................................... 24

         4.17      Prohibition on Transfer of Property or Assignment of Borrower's Interest..................... 24
         4.18      Payment of Charges........................................................................... 24
         4.19      Restrictions and Annexation.................................................................. 25
         4.20      Current Financial Reports.................................................................... 25
         4.21      Tax Receipts................................................................................. 25
         4.22      Notice of Litigation, Claims, and Financial Change........................................... 25
         4.23      No Occupancy Contrary to All Risk Policy..................................................... 26
         4.24      Hold Harmless................................................................................ 26
         4.25      Cross Default................................................................................ 26
         4.26      Modifications to Resort Documents............................................................ 26
         4.27      Subordinated Obligations..................................................................... 27

ARTICLE 5 - RIGHTS AND REMEDIES OF LENDER....................................................................... 27
         5.1       Rights of Lender............................................................................. 27
         5.2       Acceleration and Other Remedies.............................................................. 28
         5.3       Cessation of Advances........................................................................ 28
         5.4       Funds of Lender.............................................................................. 28
         5.5       No Waiver or Exhaustion...................................................................... 28
         5.6       Marshalling Waiver........................................................................... 28

ARTICLE 6 - GENERIC TERMS AND CONDITIONS........................................................................ 29
         6.1       Notices...................................................................................... 29
         6.2       Entire Agreement and Modifications........................................................... 29
         6.3       Severability................................................................................. 30
         6.4       Election of Remedies......................................................................... 30
         6.5       Form and Substance........................................................................... 30
         6.6       Limitation on Interest....................................................................... 30
         6.7       No Third Party Beneficiary................................................................... 31
         6.8       Borrower in Control.......................................................................... 31
         6.9       Number and Gender............................................................................ 31
         6.10      Captions..................................................................................... 31
         6.11      Applicable Law............................................................................... 31
         6.12      Venue........................................................................................ 31
         6.13      Jury Trial Waiver............................................................................ 32
         6.14      Attorney's Fees.............................................................................. 32
         6.15      Escrow....................................................................................... 32
         6.16      Commitment Fee............................................................................... 33
         6.17      Counterparts and Facsimile Signatures........................................................ 33

EXHIBIT:

   A        Application for Advance

   B        Approved Budget

   C        Approved Construction Schedule

   D        Approved Timeshare Document Filing Schedule

   E        Permitted Exceptions

   F        Property Description

   G        Litigation Disclosure

   H        Approved Transaction

   I        Subordinated Obligations

                    ACQUISITION AND RENOVATION LOAN AGREEMENT


                  THIS ACQUISITION AND RENOVATION LOAN AGREEMENT, dated _________________, 1996, is made by and between HELLER FINANCIAL, INC., a Delaware corporation ("Lender"), whose address is 15th Floor - Sales Finance Division, 500 West Monroe, Chicago, Illinois 60661, and PREFERRED EQUITIES CORPORATION, a Nevada corporation ("Borrower"), whose address is 4310 Paradise Road, Las Vegas, Nevada 89109, in respect of an acquisition and renovation loan as set forth herein.

                             ARTICLE 1 - DEFINITIONS

                  For purposes of this Loan Agreement, the following terms shall have the respective meanings assigned to them.

                  1.1 Acquisition Loan. The term "Acquisition Loan" shall mean the lesser of Two Million Nine Hundred Twenty-Five Thousand and No/100ths Dollars ($2,925,000.00) or 90% of Borrower's cost to acquire the Property pursuant to that certain Purchase and Sale Agreement dated as of December 29, 1995 between Borrower, as purchaser, and Overlook Lodge Limited Liability Company, a Colorado limited liability company, as seller ("Sale Agreement").

                  1.2 Acquisition Note. The term "Acquisition Note" shall mean the Promissory Note from Borrower to Lender evidencing the Acquisition Loan, all as evidenced by this Agreement, which is in the original principal amount of Two Million Nine Hundred Twenty-Five Thousand and No/100ths Dollars ($2,925,000.00)

                  1.3 Advance. The term "Advance" shall mean a disbursement by Lender of any of the proceeds of the Loan and/or the Borrower's Deposit pursuant to the Renovation Loan and each such Advance shall be for reimbursement to Borrower of amounts paid by Borrower through the date of such Advance in accordance with the Approved Budget.

                  1.4 Affidavit of Borrower. The term "Affidavit of Borrower" shall mean a sworn affidavit of Borrower (and such other parties as Lender may require) to the effect that all statements, invoices, bills, and other expenses incident to the acquisition of the Property and the renovation of the Improvements incurred to a specified date, whether or not specified in the Approved Budget, have been paid in full, except for amounts retained pursuant to the Construction Contract.

                  1.5 Application for Advance. The term "Application for Advance" shall mean a written application on an AIA or other forms as set forth in EXHIBIT "A" attached hereto, by Borrower (and such other parties as Lender may require) to Lender specifying by name, current address, and amount all independent third parties to whom Borrower is obligated for labor, materials, or services supplied for the renovation of the Improvements and all other expenses incident to the Loan, the Property, and the renovation of the Improvements and specifying those budgeted items which have been performed by Borrower's employees, requesting an Advance for reimbursement for the payment of such items, containing an Affidavit of Borrower, accompanied by such schedules, affidavits, releases, waivers, statements, invoices, bills, and other documents as Lender and Title Company may reasonably request provided such affidavits, releases and waivers shall only be required for independent third parties as specified in the Application for Advance.

                  1.6 Approved Budget. The term "Approved Budget" shall mean the Budget attached as EXHIBIT "B" for the renovation and remodelling of the existing 117 hotel rooms into a combined total of 56 one and two bedroom and studio condominium units at Overlook Lodge in Steamboat Springs, Colorado to be used for timeshare purposes. The term Approved Budget shall also include any decreases or increases as permitted hereunder in accordance with Section 2.6.

                  1.7 Approved Construction Schedule. The term "Approved Construction Schedule" shall mean the schedule and order of renovation of the Improvements set forth in EXHIBIT "C" and any modifications thereto permitted in accordance with Section 2.6.

                  1.8 Approved Timeshare Document Filing Schedule. The term "Approved Timeshare Document Filing Schedule" shall mean the schedule attached as EXHIBIT "D" for filing and approval of the Application for Registration and Certification as a Subdivision Developer of a Timeshare Program by the Colorado Real Estate Commission and comparable filings as required by each state in which sales activities for the Resort Property are conducted for the sale of Interval Units and the operation of the Resort Property.

                  1.9 Architect. The term "Architect" shall mean Eric Smith Associates, P.C.

                  1.10 Architectural Contract. The term "Architectural Contract" shall mean all written agreements between Borrower and Architect for architectural services pertaining to the renovation of the Improvements.

                  1.11 Association. The term "Association" shall mean the association to be created pursuant to the Declaration of CCRs.

                  1.12 Borrower. The term "Borrower" shall mean Preferred Equities Corporation, a Nevada corporation, and its successors and assigns, provided that Borrower shall be subject to all restrictions on assignment and transfer of the Property or any part thereof or interest thereon that are contained in this Loan Agreement and the Loan Instruments.

                  1.13 Borrower's Deposit. The term "Borrower's Deposit" shall mean such cash sums as Lender may deem necessary pursuant to Section 4.7 for completion of repair or reconstruction of casualty or condemnation loss or
Section 2.6 for budget increases or changes to the Plans.

                  1.14 Completion. The term "Completion" shall mean the substantial completion of the renovation of the Improvements in accordance with the Approved Budget, the Approved Construction Schedule, the Construction Contract, and the Plans, as evidenced by (i) a certificate of occupancy (or its equivalent), if applicable, permitting legal occupancy thereof issued by the local Governmental Authorities with jurisdiction over renovation of the Improvements, and (ii) a certificate of the Inspecting Architects/Engineers in form and substance satisfactory to Lender.

                  1.15 Construction Contract. The term "Construction Contract" shall mean all construction contracts executed by Borrower for the renovation of the Improvements, including, without limitation, contracts between Borrower and Contractor.

                  1.16 Contractor. The term "Contractor" shall mean the general contractor, if any, to be retained by Borrower for the renovation of the Improvements. At least thirty (30) days prior to commencement of renovation of the Improvements, Borrower shall submit to Lender for approval the Plans. In addition, if the work is to be performed by a third party general contractor Borrower shall execute and deliver an Assignment of Construction Contract in such form as Lender may reasonably accept.

                  1.17 Costs. The term "Costs" shall mean all reasonable expenditures and expenses which may be paid or incurred by or on behalf of Lender including repair costs, payments to remove or protect against liens, attorneys' fees for pre-trial, trial and appellate matters (including fees of Lender's inside counsel), receivers' fees, appraisers' fees, engineers' fees, accountants' fees, independent consultants' fees (including environmental consultants), all costs and expenses incurred in connection with any of the foregoing, Lender's out-of-pocket costs and expenses related to any audit or inspection of the Property, outlays for documentary and expert evidence, stenographers' charges, stamp taxes, intangible taxes, publication costs, and costs (which may be estimates as to items to be expended after entry of an order or judgment) for procuring all such abstracts of title, title and UCC searches, and examination, title insurance policies, and similar data and assurances with respect to title as Lender may deem reasonably necessary either to prosecute any action or to evidence to bidders at any foreclosure sale of the Property the true condition of the title to, or the value of, the Property.

                  1.18 Debtor Relief Laws. The term "Debtor Relief Laws" shall mean any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

                  1.19 Declaration of CCRs. The term "Declaration of CCRs" shall mean collectively the Declaration of Covenants, Conditions and Restrictions governing the Resort Property and any supplements, amendment, or modifications thereto to be created and recorded in the public records of Routt County, Colorado.

                  1.20 Default. The term "Default" shall mean any event which, with the giving of notice or the passage of time or both, would become an Event of Default.

                  1.21 Event of Default. The term "Event of Default" shall mean the occurrence of any one of the following:

                       (a) Any indebtedness evidenced, governed or secured by any of the Loan Instruments is not paid within five (5) days of the date when due, whether by acceleration or otherwise.

                       (b) Borrower's failure to maintain any of the Insurance Policies or any transfer of or lien or encumbrance imposed upon the Property or any part thereof or interest therein in violation of Sections 4.17 or 4.18 below or any other restriction on transfer or liens set forth in the Loan Instruments.

                       (c) Any covenant in this Agreement, other than matters governed by Sections 1.21(a) and (b) hereof, is not fully and timely performed, and Borrower does not cure such failure to perform for a period of thirty (30) days after written notice thereof from Lender to Borrower (provided, however, that if any such failure concerning a non-monetary covenant or condition is reasonably susceptible of cure but not within said thirty (30) day period, then no Event of Default shall be deemed to exist hereunder so long as Borrower commences such cure within said thirty (30) day period and diligently and in good faith pursues such cure to completion within ninety (90) days of said written notice from Lender to Borrower).

                       (d) Any Default or Event of Default or any failure of Borrower to abide by the terms of or fulfill its obligations under the other Loan Instruments, after the passage of any applicable cure period set forth therein.

                       (e) Any statement, representation or warranty in the Loan Instruments, any Financial Statements or any other writing delivered to Lender in connection with the Loan is false, misleading or erroneous in any material respect.

                       (f) Once renovation has begun, the cessation of the renovation of the Improvements for more than thirty (30) days without the written consent of Lender, unless such cessation is caused by strike, riot, shortage of materials or acts of God, provided that an Event of Default shall exist if such cessation continues for more than sixty (60) days for any reason.

                       (g) Failure of the renovation of the Improvements or any materials for which an Advance has been requested to substantially comply with the Plans, the Approved Budget, the Approved Construction Schedule, or any Governmental Requirements which noncompliance is not cured to Lender's satisfaction within thirty (30) days after written notice from Lender to Borrower.

                       (h) Completion of the Improvements or any element thereof has not occurred on the applicable Improvements Completion Date as set forth in the Approved Construction Schedule subject to strike, riot, shortage of materials, acts of God or other matters beyond the control of Borrower; provided, however, that an Event of

Default shall exist if Completion is delayed for more than sixty (60) days for any reason beyond the Final Completion Date.

                       (i) The Borrower or Guarantor:

                           (1) does not pay its debts as they become due or
admits in writing its inability to pay its debts or makes a general assignment for the benefit of creditors; or

                           (2) commences any case, proceeding or other action
seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any Debtor Relief Laws; or

                           (3) in any involuntary case, proceeding or other
action commenced against it which seeks to have an order for relief entered against it, as debtor, or seeks reorganization, arrangement, liquidation, dissolution or composition of it or its debts under any Debtor Relief Laws, (i) fails to obtain a dismissal of such case, proceeding or other action within sixty (60) days of its commencement, or (ii) converts the case from one chapter of the Federal Bankruptcy Code to another chapter, or (iii) is the subject of an order for relief; or

                           (4) conceals, removes, or permits to be concealed or
removed any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or suffers or permits, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings which is not vacated within sixty (60) days from the date thereof; or

                           (5) has a trustee, receiver, custodian or other
similar official appointed for, or take possession of, all or any part of the Property or any other of its property or has any court take jurisdiction of any other of its property which continues for a period of sixty (60) days (except where a shorter period is specified in the immediately following subparagraph
(6)); or

                           (6) fails to have discharged within a period of
thirty (30) days any attachment, sequestration, or similar writ levied upon any property of such owner; or

                           (7) fails to pay within thirty (30) days of issuance
or entry any final money judgment, after appeal, and subject to Section 4.18 any tax, lien, or attachment in the amount of Fifty Thousand Dollars and No/100 ($50,000.00) or greater.

                       (j) Title to all or any part of the Property (other than (i) obsolete or worn personal property replaced by adequate substitutes of equal or greater value than the replaced items when new or (ii) personal property no longer necessary for the operation of the Property, provided removal of such personal property does not materially affect the value or operation of the Property) shall become vested in any party other than the Borrower, whether by operation of law or otherwise, except for the conveyance of Interval Units in the ordinary course of business and in accordance with this Loan Agreement and the other Loan Instruments.

                       (k) Borrower records or permits to be recorded against the Property a Notice of Mechanics Lien under Title 38, Article 22 of the Colorado Revised Statutes, as amended, unless discharged as provided in Section 4.18.

                       (l) Any default by Borrower under the documents and instruments evidencing and securing the Interval Receivables Loan after the passage of any applicable grace or cure period.

                       (m) Failure by Borrower to meet the requirements of the Approved Timeshare Document Filing Schedule.

                       (n) Failure of the Borrower to maintain the minimum Net Worth.

                       (o) Failure of Borrower to commence sales within twelve
(12) months after execution of this Agreement.

                       (p) Failure of Borrower to draw the first Advance under the Interval Receivables Loan on or before the date that is thirteen (13) months after execution of this Agreement.

                  1.22 Financial Reports. The term "Financial Reports" shall mean (a) with respect to Borrower, a balance sheet of assets and liabilities (including all material contingent liabilities) and related statements of income and cash flow, during the term of the Loan monthly statements of the operation of the Property (including monthly sales report, monthly operating statements and monthly statements of delinquency of receipts and payments) as of the last day of each month, (b) with respect to Guarantor, a balance sheet of assets and liabilities (including all material contingent liabilities) and related statements of income and cash flow, and (c) quarterly unaudited financial statements of Borrower and Guarantor consisting of a current balance sheet of assets and liabilities and related statements of income and cash flow to be delivered to Lender within sixty (60) days after the end of each fiscal quarter, and (d) annual audited financial statements of Borrower and Guarantor and unaudited financial statements of the Association (for so long as Borrower controls the Association) to be delivered to Lender within one hundred twenty
(120) days after the end of each applicable fiscal year.

                  1.23 Financial Statements. The term "Financial Statements" shall mean all financial statements, reports, summaries and other financial information delivered by Borrower to Lender as of the date of this Agreement in connection with Lender's underwriting of the Loan and the Property.

                  1.24 GAAP. The term "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question; and the requisite that such principles be applied on a consistent basis means that the accounting principles in a current period are comparable in all material respects to those applied in a preceding period, with any exceptions thereto noted.

                  1.25 Governmental Authority. The term "Governmental Authority" shall mean the United States of America, the State of Colorado, the County of Routt, and any other governmental authorities having jurisdiction over Borrower, Guarantor, the Property or the sale of Interval Units.

                  1.26 Governmental Requirements. The term "Governmental Requirements" shall mean all Federal, State and local rules, regulations, ordinances, laws and statutes which affect the Property or Borrower's right to sell Interval Units.

                  1.27 Guarantee. The term "Guarantee" shall mean the Payment and Completion Guaranty executed by Guarantor to the Lender.

                  1.28 Guarantor. The term "Guarantor" shall mean MEGO Financial Corp., a New York corporation.


                  1.29 Improvements. The term "Improvements" shall mean the 56 one and two bedroom and studio units to be sold as Interval Units and the common areas described in the Plans. References in this Loan Agreement to construction of Improvements means renovation or refurbishment of the Improvements.

                  1.30 Improvements Completion Date. The term "Improvements Completion Date" shall mean the deadline for Completion of each element of the Improvements as set forth on the Approved Construction Schedule.

                  1.31 Inspecting Architects/Engineers. The term "Inspecting Architects/Engineers" shall mean Eric Smith and Associates, P.C. who will, from time to time, conduct inspections of the Property, review Borrower's compliance with this Loan Agreement and offer other services related thereto.

                  1.32 Insurance Policies. The term "Insurance Policies" shall mean:

                       (a) All-risk insurance on the Property until the Loan is paid in full, as determined by Lender, in the amount of at least 100% of the replacement cost of such Improvements or in such amounts as Lender may reasonably require, providing all-risk coverage on the Improvements, and, if requested by Lender, to include the perils of flood, earthquake, business interruption and other risks;

                       (b) Comprehensive General Liability Insurance for owners and contractors, including blanket contractual liability, products and completed operations, personal injury (including employees), independent contractors and explosion, hazards for not less than Two Million Dollars and No/100 ($2,000,000.00) arising out of any one occurrence or in any increased amount reasonably required by Lender;

                       (c) Workers' Compensation Insurance for contractors for statutory limits; and

                       (d) Such other insurance, including but not limited to business interruption insurance, as Lender may reasonably require.

                  All Insurance Policies shall be issued on forms and by companies reasonably satisfactory to Lender and shall be delivered to Lender or in the alternative, certificates of such insurance shall be delivered to Lender if such insurance is obtained through blanket policies of Borrower. All-risk Insurance Policies shall have loss made payable to Lender as mortgagee together with the standard mortgage clause in a form satisfactory to Lender. Comprehensive General Liability, Comprehensive Automobile Liability and Workers' Compensation coverages shall have a provision giving Lender thirty (30) days' prior notice of cancellation or material change of the coverage.

                  1.33 Interval Incentive Fee. The term "Interval Incentive Fee" shall mean a mandatory payment to Lender during the term of the Loan of Twenty Dollars and No/100 ($20.00) per Interval Unit to be paid on condition of the release of an Interval Unit.

                  1.34 Interval Receivables Loan. The term "Interval Receivables Loan" shall mean the financing arrangements entered into between Borrower and Lender whereby Lender is providing Borrower with financing for certain receivables of Borrower generated from Borrower's sale of Interval Units, which is evidenced by an Interval Receivables Loan and Security Agreement of even date herewith (the "Receivables Loan Agreement") and certain other loan documents.

                  1.35 Interval Release Payment. The term "Interval Release Payment" shall mean mandatory payments of Two Thousand Seven Hundred Twenty-Nine and No/100ths Dollars ($2,729.00) per Interval Unit to be applied as follows:
(i) $1,347.00 to be applied toward the principal balance outstanding from time to time under the Acquisition Note, and (ii) $1,382.00 to be applied toward the principal balance outstanding from time to time under the Renovation Note. The sale of such Interval Units may be by (i) direct cash payment to Borrower, or
(ii) installment purchase financed by Borrower or third parties. Upon the making of these Interval Release Payments and the Interval Incentive Fee and provided Borrower is not in default hereunder, Lender shall release such Interval Unit from the Mortgage.

                  1.36 Interval Unit. The term "Interval Unit" shall have the same meaning as the term "Interval" in the Receivables Loan Agreement.

                  1.37 Lender. The term "Lender" shall mean Heller Financial, Inc., a Delaware corporation, and its successors and assignees of the Loan.

                  1.38 Loan. The term "Loan" shall mean the loan by Lender to Borrower, in the maximum amount of the Acquisition and Renovation Loans, not to exceed, in the aggregate, the advance of (a) the lesser of (i) Two Million Nine Hundred Twenty-Five Thousand ($2,925,000.00), or (ii) 90% of the costs of acquisition of the Property plus (b) 100% of the costs of labor, materials, and services supplied for the renovation of the Improvements and all other expenses incident thereto, as to each item only to the extent specified in the Approved Budget which amount for renovation shall not exceed a total of Three Million Dollars and No/100 ($3,000,000.00) over the term of the Loan.

                  1.39 Loan Agreement. The term "Loan Agreement" shall mean this Acquisition and Renovation Loan Agreement.

                  1.40 Loan Instruments. The term "Loan Instruments" shall mean this Loan Agreement, the Mortgage, the Acquisition Note, the Renovation Note, the Guarantee, the financing statements, and such other instruments evidencing, securing, perfecting or pertaining to the Loan as shall, from time to time, be executed and delivered to Lender by Borrower, Guarantor, or any other party to Lender pursuant to this Loan Agreement, including, without limitation, each Affidavit of Borrower, each Application for Advance, and the Approved Budget.

                  1.41 Mortgage. The term "Mortgage" shall mean the Deed of Trust, Assignment of Rents and Leases, Security Agreement and Financing Statement from Borrower for the benefit of Lender dated of even date herewith securing the payment of the Acquisition Note and Renovation Note, and the payment and performance of all obligations specified in the Mortgage and the Loan Instruments, and evidencing a valid and enforceable lien on the Property.

                  1.42 Net Worth. The term "Net Worth" shall mean the amount of Seventeen Million Dollars and No/100 ($17,000,000.00) as determined in accordance with GAAP without taking into consideration any sums due Borrower from Guarantor.

                  1.43 Permitted Exceptions. The term "Permitted Exceptions" shall mean those exceptions to and encumbrances on title to the Property which Lender has approved at the date of this Loan Agreement and which are described on EXHIBIT "E" hereto.

                  1.44 Plans. The term "Plans" shall mean the final working drawings and specifications for the renovation of the Improvements, which have been prepared by the Architect and approved by Lender and as may be modified pursuant to Section 2.6.

                  1.45 Property. The term "Property" shall mean the land described in EXHIBIT "F" attached hereto and incorporated herein by reference, and where the context requires shall also mean the Improvements and all other property constituting the "Property," as described in the Mortgage.

                  1.46 Renovation Loan. The term "Renovation Loan" shall mean Three Million Dollars ($3,000,000), which is the maximum amount of Advances Lender is obligated to make under this Loan Agreement for renovation and refurbishment of the Improvements.

                  1.47 Renovation Note. The term "Renovation Note" shall mean the Renovation Promissory Note of even date herewith from Borrower to Lender evidencing the Renovation Loan in the original principal amount of Three Million Dollars and No/100 ($3,000,000.00).

                  1.48 Resort Property. The term "Resort Property" shall mean a timeshare project to be developed by Borrower on the Property.

                  1.49 Survey. The term "Survey" shall mean a current survey of the Property meeting the standards of the American Land Title Association and certified by the surveyor to Lender in form and substance satisfactory to Lender, and if applicable, a recorded plat or map of the Property, as required by Lender, which such plat or map shall be approved and accepted by all Governmental Authorities having jurisdiction of the Property.

                  1.50 Title Company. The term "Title Company" shall mean Eagle County Title Corporation as agent for Chicago Title Insurance Company, the underwriter.

                  1.51 Title Insurance. The term "Title Insurance" shall mean a title insurance policy in the amount of Five Million Nine Hundred Twenty-Five Thousand and No/100ths Dollars ($5,925,000.00) insuring that the Mortgage constitutes a valid first priority lien covering the Property subject only to the Permitted Exceptions, issued by the Title Company to Lender.

                        ARTICLE 2 - ADVANCES OF THE LOAN

                  2.1 Agreement of Lender. Concurrently with the recording of the Mortgage, Lender shall advance the amount of the Acquisition Loan to Borrower. Subject to the conditions hereof, and provided that there exists no Default and no Event of Default, Lender will make Advances to Borrower in the aggregate maximum amount of the Renovation Loan in accordance with this Loan Agreement. Lender shall be obligated to make such Advances only in the maximum amount of the Renovation Loan. In addition, Lender shall not be obligated to make an Advance if at any time the combined outstanding balance of the Acquisition Note, the Renovation Note and the promissory note given by Borrower to Lender pursuant to the Interval Receivables Loan would exceed Fifteen Million Dollars and No/100 ($15,000,000.00) in the aggregate if such Advance were made by Lender. The term of the Acquisition Loan and the Renovation Loan shall be for thirty-six (36) months from the date hereof. The Advances under the Renovation Loan shall be drawn by Borrower within eighteen (18) months of the date hereof. Further, unless an Event of Default shall exist and be continuing, Lender shall grant partial releases as provided in the Mortgage.

                  2.2 Interest on the Loan. Interest on the Loan, at the rate or rates specified in the Acquisition and Renovation Notes, shall be computed on the unpaid principal balance which exists from time to time and shall be computed with respect to each Advance only from the date of such Advance. Such interest on the Loan shall be paid by Borrower to Lender on a monthly basis as provided in the applicable note. As a courtesy, Lender's practice is to send out monthly billing statements on or about the twentieth (20th) day of the month prior to the month in which such payment is due; however, the failure of Lender to send out such a billing statement shall not relieve Borrower of its obligation to pay interest in accordance with the applicable notes.

                  2.3 Advances. Advances pursuant to the Renovation Loan shall be made by Lender as specified in the Approved Budget, upon compliance by Borrower with this Loan Agreement. From time to time, Borrower shall submit an Application for an Advance to Lender requesting an Advance for the reimbursement of payment of costs of labor, materials, and services supplied for the renovation of the Improvements, as specified in the Approved Budget, or for the payment of other costs and expenses incident to the Loan. Borrower shall not submit Applications for an Advance more than two times per month, and each Application for Advance shall be for an amount not less than One Hundred Thousand Dollars and No/100 ($100,000.00). Advances shall be limited to the amounts shown in corresponding line items in the Approved Budget and shall not exceed the aggregate of (a) the costs of labor, materials, and services incorporated in to the Improvements in a manner acceptable to Lender, plus (b) the purchase price of all uninstalled materials to be utilized in the renovation of the Improvements and to be stored on the Property, less (c) all prior Advances for payment of costs of labor, materials, and services for the renovation of the Improvements. Each Advance shall be issued by Lender within ten (10) days after Lender's receipt of Borrower's Application for Advance, provided Borrower is in compliance with conditions to such Advance set forth herein. In addition to the conditions set forth below, Lender's obligation to make Advances shall be subject to the receipt by Lender, on a monthly basis, of reports from Lender's Inspecting Architects/Engineers certifying that the Improvements are on schedule under the Approved Completion Schedule(s) and are in compliance with the Approved Budget and the Plans, as applicable.

                  2.4 Conditions Precedent to Advances. As a condition precedent to each Advance hereunder,

Borrower shall satisfy or deliver evidence of the following requirements:

                       (a) an Application for Advance;

                       (b) execute and deliver to, procure for and deposit with, and pay to Lender and, if appropriate, record in the proper records with all filing and recording fees paid, the Loan Instruments and such other documents, instruments, and certificates as Lender or Title Company may require;

                       (c) An Affidavit of Borrower;

                       (d) There shall then exist no Default or Event of Default;

                       (e) The representations and warranties made in this Loan Agreement shall be true and correct in all material respects on and as of the date of each Advance, with the same effect as if made on that date. Borrower shall inform Lender of any changes or revisions to the representations and warranties set forth herein by disclosing such facts in the Affidavit of Borrower. If any such changes or revisions are determined by Lender in its sole discretion to be materially adverse, Lender may refuse to make the requested Advance.

                       (f) Borrower will procure and deliver to Lender (i) releases or waivers of mechanics' liens from any independent third parties providing labor, materials or supplies for construction or renovation of the Improvements, (ii) copies of checks, paid bills or invoices and purchase orders for all items in excess of One Thousand Dollars and No/100 ($1,000.00) showing payment to all such third parties who have furnished materials or services or performed labor of any kind in connection with the renovation of any of the Improvements covered by the Application for Advance;

                       (g) The Title Insurance shall be endorsed and extended to the date of such Advance to cover each Advance with no additional title exception objectionable to Lender;

                       (h) General ledger detail reports with respect to such Application for Advance; and

                       (i) Copies of all building and other construction or development permits and approvals issued through the date of such Advance.

                       (j) With respect to any Improvements which have been completed as required under the Approved Construction Schedule, evidence that all Governmental Requirements have been satisfied, including, but not limited to, delivery of certificates of occupancy (or its equivalent) permitting the Improvements to be legally occupied.

                       (k) Prior to the first Advance, Borrower shall have procured and delivered to Lender and Lender shall have approved (i) certificates or other evidence of the Insurance Policies; (ii) Phase I environmental and asbestos inspection reports issued by independent consultants satisfactory to Lender, (iii) the Survey, and (iv) the Plans.

                  2.5 Final Advance. As a condition precedent to the final Advance, in addition to all other requirements herein, completion of all Improvements shall have occurred and Borrower must satisfy the following requirements and, if required by Lender, deliver to Lender evidence of such satisfaction:

                       (a) A completion certificate from the Inspecting Architects/Engineers;

                       (b) Evidence that all Governmental Requirements have been satisfied, including but not limited to, delivery to Lender of a certificate of occupancy (or its equivalent) if issued by local Governmental Authorities, permitting the Improvements to be legally occupied;

                       (c) Evidence that no mechanic's or materialman's lien or other encumbrance has been filed and remains in effect against the Property;

                       (d) Final lien releases or waivers by the Architect, Contractor, and all subcontractors, materialmen, and other independent third parties who have supplied labor, materials, or services for the construction of the Improvements, or who otherwise might be entitled to claim a contractual, statutory, or constitutional lien against the Property, subject to retainage;

                       (e) Evidence in a form reasonably satisfactory to the Lender that all Improvements are in compliance with the accessibility requirements of the federal Fair Housing Act, the federal Americans with Disabilities Act, and applicable provisions of Colorado law.

                       (f) The Title Insurance shall be endorsed and extended to the date of the final Advance with no additional exception objectionable to Lender.

                  2.6 Changes in Plans and Specifications, Approved Budget or Approved Construction Schedule. Without the prior written approval of Lender there shall be no change in the Plans or the Approved Budget which would (i) either increase or decrease the cost of the Improvements individually more than Twenty-Five Thousand Dollars ($25,000.00), (ii) together with costs associated with prior changes in the Plans or the Approved Budget result in an increase in the total costs of changes in the Plans or in the Approved Budget over Fifty Thousand Dollars ($50,000.00), (iii) affect the structural components of the Improvements; or (iv) cause the estimated time to complete the Improvements to extend beyond the Improvements Completion Date as set forth in the Approved Construction Schedule and neither the Plans nor the Approved Budget shall be modified in any way which would detract from the value of the Improvements. Requested changes shall be submitted to Lender for approval on a form acceptable to Lender accompanied by a copy of the plans and specifications or a revised budget applicable to the changes. Such changes must, prior to being effective, be duly approved by Lender and all other persons required by Lender. Lender shall review and approve or disapprove any such change request within ten (10) days after receipt of such written request from Borrower. Lender is under no duty to inform Borrower of the quality or suitability of the Plans or any amendment or alteration thereto. As a condition to any such approval, Lender may require, in its sole discretion, confirmation satisfactory to Lender of the cost increase, if any, which would result from performance of the work contemplated under such change, and if it appears that performance of such work shall result in such an increase, Lender may, in its sole discretion, condition its approval upon a Borrower's Deposit of the amount of such increase or other evidence satisfactory to Lender in its discretion that Borrower has the funds necessary to provide for such cost increase. Without the prior written approval of the Lender, there shall be no change in the Approved Construction Schedule which change would extend the final Improvements Completion Date or any interim Improvements Completion Date by more than thirty (30) days. Lender shall review and approve or disapprove any such requested change within ten (10) days after Lender's receipt of such written request from Borrower. Except as restricted herein, Borrower may make changes to the Plans or the Approved Budget or Approved Construction Schedule upon written notice to Lender of such change.

                  2.7 No Waiver. No Advance shall constitute a waiver of any condition precedent to the obligation of Lender to make any further Advance or preclude Lender from thereafter declaring the failure of Borrower to satisfy such condition precedent to be an Event of Default.

                  2.8 Conditions Precedent for the Benefit of Lender. All conditions precedent to the obligation of Lender to make any Advance are imposed hereby solely for the benefit of Lender, and no other party may require satisfaction of any such condition precedent or be entitled to assume that Lender will refuse to make any Advance in the absence of strict compliance with such conditions precedent. All requirements of this Loan Agreement agreed to by Borrower and for the benefit of Lender may be waived by Lender, in whole or in part, at any time.

                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES
                                   OF BORROWER

                  Borrower hereby represents and warrants as follows:

                  3.1 Borrower Existence. Borrower is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada and qualified to do business in the State of Colorado with its principal place of business at its address set forth above.

                  3.2 Guarantor. Guarantor is a corporation duly formed, validly existing and in good standing under the laws of the State of New York with its principal place of business at 4310 Paradise Road, Las Vegas, Nevada 89109.

                  3.3 Financial Statements. The Financial Statements are true, correct, and complete in all material respects as of the dates specified therein and the balance sheets, profit and loss statements and statements of cash flow fairly present the financial condition of Borrower and, if required, of Guarantor as of the dates specified. No material adverse change has occurred in the financial condition of Borrower or Guarantor since the dates of the Financial Statements.

                  3.4 Suits, Actions, Etc. Other than as disclosed on EXHIBIT "G" hereto, there are no actions, suits, or proceedings pending or, to the knowledge of Borrower, threatened, in any court or before or by any Governmental Authority against or affecting Borrower, Guarantor, or the Property, which, if adversely determined, would have a material adverse effect on the Property or impair the ability of Borrower or Guarantor to complete its obligation under the Loan Instruments or which involve the validity, enforceability, or priority of any of the Loan Instruments, at law or in equity. The consummation of the transactions contemplated hereby, and the performance of any of the terms and conditions hereof and of the other Loan Instruments, will not result in a breach of, or constitute a default in Borrower's or Guarantor's organizational documents or in any mortgage, deed of trust, lease, promissory note, loan agreement, credit agreement, partnership agreement, or other agreement to which Borrower or Guarantor is a party or by which Borrower or Guarantor may be bound or affected. To the best of their knowledge, neither Borrower nor Guarantor is in default of any order of any court or any requirement of any Governmental Authority.

                  3.5 Valid and Binding Obligation. All of the Loan Instruments, and all other documents referred to herein to which Borrower or Guarantor is a party, upon execution and delivery will constitute valid and binding obligations of Borrower and Guarantor, enforceable in accordance with their terms except as limited by Debtor Relief Laws.

                  3.6 Title to the Property. Borrower holds full legal and equitable title to the Property, subject only to the Permitted Exceptions.

                  3.7 Disclosure. There is no fact of which Borrower is aware that Borrower has not disclosed to Lender in writing that could materially adversely affect the property, business or financial condition of Borrower, Guarantor or the Property. Borrower has furnished Lender with a true and complete copy of all documents relating to renovation of the Improvements.

                  3.8 System Compliance. The storm and sanitary sewer system, water system, all mechanical systems of the Property and other parts of the Improvements do (or when constructed will) comply with all applicable environmental, pollution control and ecological laws, ordinances, rules and regulations, and all Governmental Authorities having jurisdiction of the Property have issued or to the best of Borrower's knowledge will issue all necessary permits, licenses or other authorizations for the renovation of the Improvements (specifically including the named systems).

                  3.9 Submittals. The Loan Instruments and all Financial Statements, Plans, budgets, schedules, opinions, certificates, confirmations, contractor's statements, applications, rent rolls, affidavits, agreements, Construction Contract, Architectural Contract and other materials submitted to the Lender in connection with or in furtherance of the Loan Instruments by or on behalf of the Borrower or Guarantor fully and fairly state in all material respects the matters with which they purport to deal, and neither misstate any material fact, nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading; provided, however, that such representation and warranty is made to the best of Borrower's knowledge with respect to such materials submitted to Lender which were prepared by parties other than Borrower or its employees.

                  3.10 Utility Availability. All utility and municipal services required for the renovation, occupancy and operation of the Improvements, including, but not limited to, water supply, storm and sanitary sewer systems, electric and telephone facilities, are available for use and tap-on at the boundaries of the Property and will be available in sufficient amounts for the normal and intended use of the Improvements, and written permission has been or will be obtained from the applicable utility companies or municipalities to connect the Improvements into each of said services.

                  3.11 Governmental Requirements. The Property and the Improvements are and at all times during the Loan will be renovated, operated and sold in compliance with all zoning requirements, building codes, subdivision improvement agreements, licensing requirements, all covenants, conditions and restrictions of record, and all other Governmental Requirements and there are no Governmental Requirements prohibiting the use and operation of the Property for timeshare purposes. The zoning and subdivision approval of the Property and the right and ability to use or operate the Improvements are not in any way dependent on or related to any real estate other than the Property. To Borrower's knowledge, there are no, nor are there any alleged or asserted, violations of Governmental Requirements, law, regulations, ordinances, codes, permits, licenses, declarations, covenants, conditions, or restrictions of record, or other agreements relating to the Property or the Improvements or any part thereof. Borrower has obtained or is not aware of reasons why it cannot obtain all necessary permits, licenses, consents and approvals to renovate and operate the Property as a time-share project.

                  3.12 Property Access. The Property has adequate legal and physical access through fully improved private or dedicated roads.

                  3.13 Flood Hazards/Wetlands. The Property is in flood zone "__" as defined in the Flood Disaster Protection Act of 1973, as amended, and the Property is not located within, nor does any part of the Property constitute, a wetlands as defined by any Governmental Authority.

                  3.14 Contracts with Affiliates. Except for the relationships and transactions (the "Approved Transactions") disclosed to Lender in writing and set forth on EXHIBIT "H", Borrower owns no stock or interest in any other person or entity and has no affiliates which have any involvement or interest in the Property in any way. All Approved Transactions were negotiated in good faith, are arms-length transactions and all terms, covenants and conditions which govern the Approved Transactions are at market rate. The representation and warranty made in this Section 3.14 shall remain true throughout the term of the Loan provided, however, Borrower may have the right to acquire and create new subsidiaries.

                  3.15 Inducement to Lender. The representations and warranties in this Article and the covenants and agreements of Borrower set forth in
Article 4 below and contained in the Loan Instruments are made by Borrower as an inducement to Lender to make the Loan and Borrower understands that Lender is relying on such representations, warranties, covenants and agreements which shall be true and correct at all times while the Loan is outstanding and shall survive any (a) bankruptcy proceedings involving Borrower, Guarantor or the Property, or (b) foreclosure of the Mortgage, or (c) conveyance of title to the Property to the Lender in lieu of foreclosure of the Mortgage. Acceptance of each Advance constitutes reaffirmation, as of the date of such acceptance, of the repre sentations, warranties, covenants and agreements of Borrower in the Loan Instruments except as disclosed in the Affidavit of Borrower (if accepted by Lender), on which Lender shall rely in making such Advance.

                     ARTICLE 4 - COVENANTS AND AGREEMENTS OF
                                    BORROWER

                  Borrower hereby covenants and agrees as follows:

                  4.1 Mandatory Principal Payments. Borrower shall pay Lender the Interval Release Payment for each Interval Unit at the time each Interval Unit is sold, which payments shall be applied under the Loan as set forth herein and in the other Loan Instruments. Borrower shall pay Lender the Interval Incentive Fee at the time each Interval Unit is sold. Commencing with the first month after the first Improvements Completion Date, no later than the fifteenth
(15th) day of each month, Borrower shall deliver to Lender a sales report for the Resort Property showing all sales of Interval Units during the immediately prior month, which sales report shall be certified by Borrower as accurate and shall be consistent with the payments made by Borrower to Lender in accordance with this Section 4.1. On or before the fifteenth (15th) day and the last day of each month, Lender shall provide Borrower with partial releases from the lien of the Mortgage for each Interval Unit for which Lender has been paid the applicable Interval Release Payment and the applicable Interval Incentive Fee at least five (5) days prior to such date.

                  4.2 Compliance With Governmental Requirements. Borrower shall timely comply with all Governmental Requirements applicable to the Borrower, the Improvements and the Resort Property. Borrower assumes full responsibility for the compliance of the Plans, the Property and the Improvements with all Governmental Requirements and with sound building and engineering practices, and, notwithstanding any approvals by Lender, Lender shall have no obligation or responsibility whatsoever for the Plans or any other matter incident to the Property or the renovation of the Improvements. Immediately upon Borrower's receipt of any notice from a Governmental Authority of noncompliance with any Governmental Requirements, Borrower shall provide Lender with written notice thereof.

                  4.3 Renovation of the Improvements. Borrower shall commence renovation of the Improvements on or before the Commencement Date and the renovation of the Improvements shall be prosecuted with diligence and continuity, in a good and workerlike manner, and in accordance with sound building and engineering practices, all applicable Governmental Requirements, the Plans, the Approved Budget, the Approved Construction Schedule, and all covenants, conditions and restrictions. Borrower shall not permit cessation of work for a period in excess of those periods specified in Section 1.21(f) of this Loan Agreement and shall complete renovation of the Improvements on or before the applicable Improvements Completion Date, free and clear of all liens other than the Permitted Exceptions and the Loan Instruments (except those as to which Borrower has furnished a bond or other security acceptable to Lender and otherwise complied with the requirements of Section 4.18 below).

                  4.4 Correction of Defects. Borrower shall correct or cause to be corrected (a) any defect in the Improvements, (b) any material departure in the renovation of the Improvements from the Plans, Governmental Requirements, covenants, conditions and restrictions, if applicable, or (c) any encroachment by any part of the Improvements, or any structure located on the Property, on any easement, property line, or restricted area, or any encroachment by any such structure on any building line.

                  4.5 Storage of Materials. Borrower shall cause all materials supplied for, or intended to be utilized in, the renovation of the Improvements, but not affixed to or incorporated into the Improvements or the Property, to be stored on the Property, with adequate safeguards, as reasonably required by Lender, to prevent loss, theft, damage, or commingling with other materials or projects.

                  4.6 Inspection of the Property. Borrower shall permit Lender, and its agents and repre sentatives, to enter upon the Property and any location where materials intended to be utilized in the renovation of the Improvements are stored, for the purpose of inspection of the Property and such materials at all reasonable times.

                  4.7 Notices by Governmental Authority, Casualty, Condemnation. Borrower shall timely comply with and promptly furnish to Lender true and complete copies of any notice or claim by any Governmental

Authority pertaining to the Property. Borrower shall promptly notify Lender of any fire or other casualty or any notice of taking or eminent domain action or proceeding affecting the Property, or the threat of any such action or proceeding of which Borrower becomes aware.

                  Provided no Event of Default then exists and Borrower certifies as to same, the net insurance proceeds shall be paid to Lender but shall be made available by Lender for the restoration or repair of the Property if (i) in Lender's reasonable judgment: (a) restoration or repair and the continued operation of the Resort Property is economically feasible, and (b) the value of Lender's security is not reduced; (ii) the cost of restoration or repair does not exceed the net insurance proceeds or Borrower or the Association shall provide a Borrower's Deposit or other evidence satisfactory to Lender in its sole discretion that Borrower or the Association can pay all costs of restoration in excess of such net insurance proceeds; (iii) the loss does not occur in the six (6) month period preceding the Maturity Date as defined in the Acquisition Note and the Renovation Note; (iv) Borrower has sufficient business interruption insurance to provide alternative accommodations for all owners or users of Interval Units at the Resort Property affected by such casualty loss; and (v) Lender's Inspecting Architects/Engineers certify that the restoration of the Property can be completed at least ninety (90) days prior to the Maturity Date. Borrower or the Association shall pay all amounts, in addition to the net insurance proceeds, necessary to pay in full the cost of the restoration or repair.

                  Notwithstanding the foregoing, it shall be a condition precedent to any disbursement of insurance proceeds held by Lender hereunder that Lender shall have approved (x) all plans and specifications for any proposed repair or restoration; (y) the construction schedule; and (z) the architect's and general contractor's contracts for restoration. Lender may establish other conditions it deems reasonably necessary to assure the work is fully completed in a good and workerlike manner free of all liens or claims by reason thereof, and in compliance with all applicable laws, rules and regulations. At Lender's option, the net insurance proceeds shall be disbursed pursuant to a construction escrow acceptable to Lender. If an Event of Default then exists, or any of the conditions set forth in this subsection have not been met or satisfied, the net insurance proceeds (after deduction of Lender's reasonable costs and expenses, if any, in collecting same) shall be applied to the Loan in such order and manner as Lender may elect, whether or not due and payable, with any excess paid to Borrower.

                  The proceeds of any award, payment or claim for damages, direct or consequential, in connection with any condemnation or other taking of any Interval Unit or any portion of the Property, or for conveyances in lieu of condemnation, are hereby assigned to and shall be paid to Lender. Lender is authorized (but is under no obligation) to collect any such proceeds. The proceeds of any such award shall be made available by Lender for repair or restorations of the Property in the same manner and upon the same conditions as those set forth above for net insurance proceeds.

                  Anything to the contrary herein notwithstanding, for so long as any part of the Property is subject to the Declaration of CCRs, any and all insurance proceeds arising from any damage or destruction to the Property and any and all awards and payments with respect to condemnation or conveyances in lieu thereof received by Lender shall be delivered and paid out by Lender to the insurance trustee under the Declaration of CCRs, to be distributed and used in accordance with the provisions of the Declaration of CCRs.

                  4.8 Application of Advances. Borrower shall apply all Advances for reimbursement of costs and expenses specified in the Approved Budget, and for no other purpose.

                  4.9  Borrower's Deposit. In accordance with Sections 2.6 and
4.7 above, Lender may require a Borrower's Deposit to be made which Lender shall place in an interest bearing account and disburse in accordance with Sections
2.6 or 4.7 as applicable.

                  4.10 Direct Disbursement and Application by Lender. Upon an Event of Default hereunder, Lender shall have the right, but not the obligation, to disburse and directly apply the proceeds of any Advance or the unadvanced balance of the Loan to the satisfaction of any of Borrower's obligations hereunder or under any of the other Loan Instruments. Any Advance by Lender for such purpose, except Borrower's Deposit, shall be part of the Loan and shall be secured by the Loan Instruments. Borrower hereby authorizes Lender to hold, use, disburse, and apply the Loan and the Borrower's Deposit, if any, for payment of costs of renovation of the Improvements, reasonable expenses incident to the Loan and the Property, and the payment or performance of any obligation of Borrower hereunder or under any of the other Loan Instruments. Borrower hereby assigns and pledges the proceeds of the Loan and the Borrower's Deposit to Lender for such purposes. Upon an Event of Default, Lender may advance and incur such Costs as Lender reasonably deems necessary for the completion of renovation of the Improvements and to preserve the Property, and any other security for the Loan, and such Costs, even though in excess of the amount of the Loan, shall be secured by the Loan Instruments and payable to Lender.

                  4.11 Costs and Expenses. Borrower shall pay when due all costs and expenses required by this Loan Agreement, including, without limitation, (a) all taxes and assessments applicable to the Property, (b) all fees for filing or recording the Loan Instruments, (c) all fees and commissions lawfully due to brokers, salesmen, and agents in connection with the Loan or the Property, (Lender hereby warrants to Borrower that it has not engaged any brokers, salesmen or agents in connection with the Loan) (d) all reasonable fees and expenses, including the cost of the Survey, (e) all premiums for the Insurance Policies, and (f) all other costs and expenses payable to third parties incurred by Borrower in connection with the consummation of the transactions contemplated by this Loan Agreement.

                  4.12 Additional Documents. Borrower shall execute and deliver to Lender, from time to time as requested by Lender, such other documents as shall reasonably be necessary to provide the rights and remedies to Lender granted or provided for by the Loan Instruments.

                  4.13 Inspection of Books and Records. Borrower shall permit Lender at all reasonable times, upon five (5) days advance written notice to Borrower, to examine and copy the books and records of Borrower pertaining to the Loan and the Property, and all sales and marketing records, contracts, statements, invoices, bills, and claims for labor, materials, and services supplied for the renovation of the Improvements; provided, however, all such books, records and information contained therein shall be treated as strictly confidential and shall not be disclosed to any third party (other than Lender's accountants, attorneys and consultants in connection with the Loan, and as may be required by law) without written consent of Borrower.

                  4.14 No Liability of Lender. Except in the case of Lender's gross negligence or wilful misconduct, Lender shall have no liability, obligation, or responsibility whatsoever with respect to the renovation of the Improvements except to advance the Loan and the Borrower's Deposit pursuant to this Loan Agreement. Lender shall not be obligated to inspect the Property or the renovation of the Improvements, nor be liable or responsible for any defect in the Property or the Improvements by reason of inspecting same, nor be liable for the performance or default of Borrower, Architect, the Inspecting Architects/Engineers, Contractor, or any other party, or for any failure to construct, complete, protect, or insure the Improvements, or for the payment of costs of labor, materials, or services supplied for the renovation of the Improvements, or for the performance of any obligation of Borrower whatsoever. Nothing including without limitation any Advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Lender.

                  4.15 No Conditional Sale Contracts, Etc. No materials, equipment, or fixtures shall be supplied, purchased, or installed for the renovation of the Improvements pursuant to security agreements, conditional sale contracts, lease agreements, or other arrangements or understandings whereby a security interest or title is retained by any party or the right is reserved or accrues to any party to remove or repossess any materials, equipment, or fixtures intended to be utilized in the renovation or operation of the Improvements.

                  4.16 Defense of Actions. Lender may (but shall not be obligated to) commence, appear in, or defend any action or proceeding purporting to affect the Loan, the Property, or the respective rights and obligations of Lender and Borrower pursuant to this Loan Agreement. Lender may (but shall not be obligated to) pay all reasonable and necessary expenses, including reasonable attorneys' fees and expenses incurred in connection with such proceedings or action, which Borrower agrees to repay to Lender on demand; provided, however, in any action directly between Borrower and Lender, the provisions of Section
6.14 shall apply.

                  4.17 Prohibition on Transfer of Property or Assignment of Borrower's Interest. Borrower shall not (a) create any new ownership interest in Borrower, or (b) except for the (1) sale of Interval Units in arms length transactions, (2) the lien of the Loan Instruments, (3) the transfer of personal property permitted herein, or (4) the Permitted Exceptions, transfer, lease or mortgage (i) all or any part of the Property, or any interest therein, or (ii) any ownership interest in Borrower (including any interest in the profits, losses or cash distributions in any way relating to the Property) except this shall not serve to prohibit the sale or hypothecation by Borrower of notes and mortgages generated by Borrower in connection with the sale of Interval Units subject to Lender's rights under the Exclusive Financing Agreement between the parties of even date herewith. In addition, if at least two of the following, Fred Conte, Jerome Cohen, Herb Hirsch or Don Mayerson fail to remain a principal officer of Borrower with authority to make all material business decisions, then Lender may at Lender's option, declare all of the indebtedness evidenced by the Acquisition Note and/or the Renovation Note to be immediately due and payable, and Lender may invoke any remedies permitted by the Loan Instruments. Intestate transfers or transfers by devise shall not constitute a transfer for the purposes of the foregoing provisions.

                  Notwithstanding the limitations set forth in this Section 4.17 Borrower shall be permitted to lease a portion of the Improvements to third parties for operation of a restaurant, bar or other commercial activities. The terms of said lease shall be subject to the prior written consent of the Lender. Failure of Lender to object to the terms of said Lease or leases within twenty
(20) days of receipt shall be deemed written consent of such lease.

                  4.18 Payment of Charges. Borrower shall promptly pay or cause to be paid when due all costs and expenses incurred in connection with the Property and the renovation of the Improvements, and Borrower shall keep the Property free and clear of any lien, tax, judgment, charge, or claim (the "Charges") other than the encumbrances of the Mortgage, the Permitted Exceptions, and other liens approved in writing by Lender. Notwithstanding anything to the contrary contained in this Loan Agreement, Borrower (a) may, discharge in accordance with applicable law any such Charge or contest the validity or amount of any claim of any contractor, consultant, architect, or other person providing labor, materials, or services with respect to the Property, (b) may contest any tax or special assessments levied by any Governmental Authority, and (c) may contest the enforcement of or compliance with any Governmental Requirements, and such contest on the part of Borrower shall not be an Event of Default hereunder and shall not release Lender from its obligations to make Advances hereunder; provided, however, that during the pendency of any such contest Borrower shall, if requested by Lender, furnish to Lender and Title Company an indemnity bond from a corporate surety satisfactory to Lender and Title Company in an amount equal to one hundred fifty percent (150%) of the amount being contested or other security reasonably acceptable to them, and provided further that Borrower shall pay any amount adjudged by a court of competent jurisdiction (including appellate courts) to be due, with all costs, interest, and penalties thereon, before such judgment becomes a lien on the Property and provided further Borrower is able to fulfill all of Borrower's obligations under this Loan Agreement during the pendency of any such contest.

                  4.19 Restrictions and Annexation. Other than the Permitted Exceptions, Borrower shall not impose any restrictive covenants, easements or other encumbrances upon the Property, execute or file any subdivision plat affecting the Property, or consent to the annexation of the Property to any city without the prior written consent of Lender, which shall not be unreasonably withheld.

                  4.20 Current Financial Reports. Borrower shall (1) on or before sixty (60) days after the end of each applicable fiscal quarter, deliver to Lender quarterly Financial Reports of Borrower, certified by Borrower to be a fair and accurate summary of the information set forth therein, (2) on or before one hundred twenty (120) days after the end of each applicable fiscal year, deliver to Lender then current Financial Reports of Borrower, Guarantor and the Association (so long as Borrower is in control thereof), which, except for those of the Association, shall be audited by a certified public accountant and prepared in accordance with GAAP, and (3) from time to time, as Lender may reasonably request, deliver to Lender additional financial reports of Borrower, Guarantor and the Association.

                  4.21 Tax Receipts. Borrower shall furnish Lender with receipts or tax statements marked "Paid" to evidence the payment of all taxes levied on the Property and all operations thereof prior to the date such taxes become delinquent.

                  4.22 Notice of Litigation, Claims, and Financial Change. Borrower shall promptly inform Lender of (a) any litigation against Borrower or Guarantor or affecting the Property, which, if determined adversely, might have a material adverse effect upon the financial condition of Borrower or Guarantor or upon the Property, or might cause an Event of Default, (b) any claim or controversy which might become the subject of such litigation, and (c) any material adverse change in the financial condition of Borrower or Guarantor.

                  4.23 No Occupancy Contrary to All Risk Policy. The Improvements or any element thereof shall not be occupied until Borrower has obtained and furnished to Lender (a) a certificate of occupancy (or its equivalent), if applicable, issued by the local Governmental Authorities with jurisdiction over renovation of the Improvements permitting occupancy of the Improvements or any element thereof, and (b) replacement coverage in the form of an all-risk insurance policy upon the completed Improvements or element thereof, which policy will not be impaired by the occupancy of the Improvements or any element thereof and is reasonably satisfactory to Lender.

                  4.24 Hold Harmless. Except for Lender's acts or omissions which constitute gross negligence or willful misconduct, Borrower shall defend, at its own cost and expense, and hold Lender harmless from, any proceeding or claim in any way relating to the Property or the Loan Instruments. Subject to the provisions of Section 6.14, all Costs incurred by Lender in protecting its interests hereunder, including all court costs and reasonable attorney's fees and expenses, shall be borne by Borrower. The provisions of this Section shall survive the payment in full of the Loan and all other indebtedness secured by the Mortgage and the release of the Mortgage as to events occurring and causes of action arising before such payment and release.

                  4.25 Cross Default. The Mortgage shall also provide that any Event of Default under the documents evidencing and securing the Interval Receivables Loan shall be an Event of Default under the Mortgage and the other Loan Instruments. The documents and instruments evidencing and securing the Interval Receivables Loan shall also secure the Acquisition Note and the Renovation Note. Any Event of Default hereunder or under the other Loan Instruments shall be an Event of Default under the Receivables Loan Agreement.

                  4.26 Modifications to Resort Documents. Borrower shall not without Lender's prior written consent, which consent shall not be unreasonably withheld, amend, modify or supplement the Declaration of CCRs or any of the other documents relating to the creation or operation of the timeshare project on the Resort Property ("Resort Documents") unless such amendment, modification or supplement is required either to cause additional Interval Units to be annexed into the timeshare regime or by law, whereupon Borrower shall implement same and give prompt written notice thereof to Lender. Lender shall, in writing, reject or approve such written request to modify, amend or supplement the Resort Documents within thirty (30) days after receipt of such request from Borrower.

                  4.27 Subordinated Obligations. Borrower hereby represents and warrants to Lender that those matters described on EXHIBIT "I" hereto constitute all Borrower's debts, liabilities and obligations to any Affiliates of Borrower, except for salaries and other compensation due officers and directors, as of June 30, 1996. Upon an Event of Default, Borrower will not, directly or indirectly, (a) permit any payment to be made in respect of any indebtedness, liabilities or obligations direct or contingent, to any Affiliates (excluding trade payables and salaries and other compensation due officers and directors incurred in the ordinary course of business provided that no bonuses or salary increases shall be permitted while an Event of Default continues), which payments shall be and are hereby made subordinate to the payment of principle of, and interest on, the Acquisition Note, the Renovation Note, or any indebtedness secured under the Interval Receivables Loan or (b) permit the amendment, rescission or other modification of any of Borrower's subordinated obligations in such a manner as to affect adversely the lien priority of the Lender in any property, real or personal, pledged to secure any of the foregoing Loan Instruments. For purposes of this provision the term "Affiliate" shall mean an individual, trust, estate, partnership, limited liability company, corporation or any other incorporated or unincorporated organization ("Person") that (i) directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with Borrower or Guarantor or (ii) any officer, director, or partner of Borrower or Guarantor or any relative of any of the foregoing. The term "Control" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through ownership of voting securities, by contract or otherwise.

                    ARTICLE 5 - RIGHTS AND REMEDIES OF LENDER

                  5.1 Rights of Lender. Upon the occurrence of an Event of Default, Lender shall have the right, in addition to any other right or remedy of Lender as set forth in the Loan Instruments, but not the obligation, in its own name or in the name of Borrower, to enter into possession of the Property; to perform all work necessary to complete the renovation of the Improvements substantially in accordance with the Plans, Governmental Requirements, and the requirements of any lessee, if applicable; and to employ watchmen and other safeguards to protect the Property. Borrower hereby appoints Lender as the attorney-in-fact of Borrower, with full power of substitution, and in the name of Borrower, if Lender elects to do so, upon the occurrence of an Event of Default, to (a) use such sums as are reasonably necessary, including any proceeds of the Loan and the Borrower's Deposit, if any, make such changes or corrections in the Plans, the renovation of the Improvements, the Approved Budget, the Approved Construction Schedule, and employ such architects, engineers, and contractors as may be reasonably required for the purpose of completing the renovation of the Improvements substantially in accordance with the Plans and Governmental Requirements, (b) execute all applications and certificates in the name of Borrower which may be required for completion of the renovation of the Improvements, (c) endorse the name of Borrower on any checks or drafts representing proceeds of the Insurance Policies, or other checks or instruments payable to Borrower with respect to the Property, (d) do every act with respect to the renovation of the Improvements which Borrower may do, and
(e) prosecute or defend any action or proceeding incident to the Property. The power of attorney granted hereby is a power coupled with an interest and is irrevocable. Lender shall have no obligation to undertake any of the foregoing actions, and, if Lender should do so, it shall have no liability to Borrower for the sufficiency or adequacy of any such actions taken by Lender.

                  5.2 Acceleration and Other Remedies. Upon the occurrence of an Event of Default, Lender may, at its option, declare the Loan immediately due and payable, and Lender may exercise any or all of its remedies set forth in the Loan Instruments.

                  5.3 Cessation of Advances. Upon the occurrence of an Event of Default, the obligation of Lender to disburse the Loan and the Borrower's Deposit and all other obligations of Lender hereunder shall, at Lender's option, immediately terminate.

                  5.4 Funds of Lender. Any funds of Lender used for any purpose referred to in this Article 5 shall constitute Advances secured by the Loan Instruments and shall bear interest at the rate specified in the Renovation Note to be applicable after default hereunder.

                  5.5 No Waiver or Exhaustion. No waiver by Lender of any of its rights or remedies hereunder, in the other Loan Instruments, or otherwise, shall be considered a waiver of any other or subsequent right or remedy of Lender; no delay or omission in the exercise or enforcement by Lender of any rights or remedies shall ever be construed as a waiver of any right or remedy of Lender; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Lender.

                  5.6 Marshalling Waiver. Borrower waives any and all rights to require the marshalling of assets in connection with the exercise of any of the remedies hereunder.

                    ARTICLE 6 - GENERIC TERMS AND CONDITIONS

                  6.1 Notices. Any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier or U.S. mail and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m. (Chicago time) on a business day otherwise, on the next business day; provided that a confirmation of the receipt of any such telecopy is obtained and retained by the sending party and that a hard copy of such notice is also sent pursuant to (c) or (d) below; (c) if by overnight courier, on the first business day after delivery to the courier; or
(d) if by U.S, Mail, certified or registered mail, return receipt requested on the fourth (4th) day after deposit in the mail postage prepaid. For purposes of this Agreement, the term "business day" shall mean a day on which banks are open for business in both Illinois and Nevada.

         Notices to Borrower:    PREFERRED EQUITIES CORPORATION
                                     4310 Paradise Road
                                     Las Vegas, Nevada  89109
                                     Attn:  Frederick H. Conte
                                     Telecopy: 702/369-8775

         With a copy to:         PREFERRED EQUITIES CORPORATION
                                     4310 Paradise Road
                                     Las Vegas, Nevada  89109
                                     Attn:  Jon Joseph
                                     Telecopy: 702/369-8775

         Notices to Lender:      HELLER FINANCIAL, INC.
                                     Sales Finance Division
                                     Attn:  Portfolio Manager,
                                     R.E. Loan No. 96-111
                                     500 West Monroe St., 15th Floor
                                     Chicago, Illinois  60661
                                     Telecopy: (312) 441-7924



         With a copy to:         HELLER FINANCIAL, INC.
                                     Sales Finance Division
                                     Attn:  Group General Counsel
                                     R.E. Loan No. 96-111
                                     500 West Monroe St. 15th Floor
                                     Chicago, Illinois  60661
                                     Telecopy: (312) 441-7872

                  6.2 Entire Agreement and Modifications. The Loan Instruments constitute the entire understanding and agreement between the undersigned with respect to the transactions arising in connection with the Loan and supersede all prior written or oral understandings and agreements between the undersigned in connection therewith. No provision of this Loan Agreement or the other Loan Instruments may be modified, waived, terminated, supplemented, changed or amended except by a written instrument executed by both parties hereto.

                  6.3 Severability. In case any of the provisions of this Loan Agreement shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Loan Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

                  6.4 Election of Remedies. Lender shall have all of the rights and remedies granted in the Loan Instruments and available at law or in equity, and these same rights and remedies shall be cumulative and may be pursued separately, successively, or concurrently against Borrower, Guarantor, or any property encumbered by the Loan Instruments, at the sole discretion of Lender. The exercise or failure to exercise any of the same shall not consti tute a waiver or release thereof or of any other right or remedy, and the same shall be nonexclusive.

                  6.5 Form and Substance. All documents, certificates, insurance policies, evidence, and other items required under this Loan Agreement to be executed and/or delivered to Lender shall be in form and substance reasonably satisfactory to Lender.

                  6.6 Limitation on Interest. In no event whatsoever shall the amount of interest paid or agreed to be paid to Lender pursuant to this Loan Agreement, the Acquisition Note or Renovation Note or any of the Loan Instruments exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Loan Agreement, the Acquisition Note, the Renovation Note and the other Loan Instruments shall involve exceeding the lawful rate of interest which a court of competent jurisdiction may deem applicable hereto ("Excess Interest"), then ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such law and if, for any reason whatsoever, Lender shall receive, as interest, an amount which would be deemed unlawful under such applicable law, such interest shall be applied to the outstanding principal balance of the Loan (whether or not due and payable), and not to the payment of interest, or shall be refunded to Borrower if such Loan has been paid in full. Neither Borrower nor Guarantor or any endorser shall have any action against Lender for any damages whatsoever arising out of the payment or collection of any such Excess Interest.

                  6.7 No Third Party Beneficiary. This Loan Agreement is for the sole benefit of Lender and Borrower and is not for the benefit of any third party.

                  6.8 Borrower in Control. In no event shall Lender's rights and interests under the Loan Instruments be construed to give Lender the right to, or be deemed to indicate that Lender is in control of the business, management or properties of Borrower or has power over the daily management functions and operating decisions made by Borrower.

                  6.9 Number and Gender. Whenever used herein, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders. The duties, covenants, obligations and warranties of Borrower in this Loan Agreement shall be joint and several obligations of Borrower and of each Borrower if more than one.

                  6.10 Captions. The captions, headings, and arrangements used in this Loan Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

                  6.11 Applicable Law. This Loan Agreement and the Loan Instruments shall be governed by and construed in accordance with the laws of the State of Illinois and the laws of the United States applicable to transactions within such state, except that the provisions of the laws of the State of Colorado shall be applicable to the creation, perfection and enforcement of the lien created by the Mortgage.

                  6.12 Venue. BORROWER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS LOAN AGREEMENT OR THE OTHER LOAN INSTRUMENTS SHALL BE LITIGATED, AT LENDER'S SOLE DISCRETION AND ELECTION, ONLY IN COURTS HAVING A SITUS WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE. BORROWER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES C T CORPORATION SYSTEM, WHOSE ADDRESS IS BORROWER, C/O C T CORPORATION SYSTEM, 208 S. LASALLE STREET, CHICAGO, ILLINOIS 60604, AS ITS DULY AUTHORIZED AGENT FOR SERVICE OF LEGAL PROCESS AND AGREES THAT SERVICE OF SUCH PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF PROCESS UPON SUCH PARTY PROVIDED A COPY OF SUCH SERVICE OF PROCESS IS ALSO WITHIN THREE (3) DAYS THEREAFTER TRANSMITTED TO BORROWER IN ACCORDANCE WITH SECTION 6.1 HEREOF EXCEPT IN THE CASE OF SERVICE OF PROCESS FOR ACTIONS WHEREIN THE BORROWER'S RESPONSE IS DUE IN LESS THAN TWENTY
(20) DAYS, A COPY OF SUCH PROCESS WILL BE SENT TO BORROWER ON THE SAME DAY AS SERVICE ON C T CORPORATION SYSTEM. IN THE EVENT SERVICE IS UNDELIVERABLE

BECAUSE SUCH AGENT MOVES OR CEASES TO DO BUSINESS IN CHICAGO, ILLINOIS, BORROWER SHALL, WITHIN TEN (10) DAYS AFTER LENDER'S REQUEST, APPOINT A SUBSTITUTE AGENT (IN CHICAGO, ILLINOIS) ON ITS BEHALF AND WITHIN SUCH PERIOD NOTIFY LENDER OF SUCH APPOINTMENT. IF SUCH SUBSTITUTE AGENT IS NOT TIMELY APPOINTED, LENDER SHALL, IN ITS SOLE DISCRETION, HAVE THE RIGHT TO DESIGNATE A SUBSTITUTE AGENT UPON FIVE (5) DAYS NOTICE TO BORROWER. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY LENDER ON THE LOAN INSTRUMENTS IN ACCORDANCE WITH THIS PARAGRAPH.

                  6.13 Jury Trial Waiver. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LOAN AGREEMENT AND THE OTHER LOAN INSTRUMENTS AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS LOAN AGREEMENT AND THE OTHER LOAN INSTRUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LOAN AGREEMENT AND THE OTHER LOAN INSTRUMENTS AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

                  6.14 Attorney's Fees. In any action hereunder between the parties hereto, the prevailing party shall be entitled to reasonable attorneys' fees including those for pretrial, trial and appellate proceedings.

                  6.15 Escrow. It is understood that certain local requirements mandate that Borrower escrow all sales proceeds received from consumers for the sale of Interval Units at the Property during the pendency of renovation of the Improvements and until closing of the purchase of an Interval Unit. The parties agree that an escrow agent ("Escrow Agent") shall hold the sales proceeds during the pendency of renovation and release them as may be allowed by local law having jurisdiction over the Property. The parties further agree that the Escrow Agent must be jointly approved by both Lender and Borrower, and that Eagle County Title Corporation, is approved as the Escrow Agent. Eagle County Title Corporation shall deliver an insured agent letter in form and substance acceptable to Lender, issued by Chicago Title Insurance Company in connection with the escrow services to be provided by Title Company.

                  6.16 Commitment Fee. Borrower has agreed to pay Lender a commitment fee in the amount of One Hundred Forty-Five Thousand Dollars and No/100 ($145,000.00) in connection with the Loan and the Interval Receivables Loan which Borrower agrees is fully earned and payable. Borrower has previously paid Lender the amount of Twenty Thousand Dollars and No/100 ($20,000.00) representing a portion of the Lender's commitment fee. At the execution and delivery of this Loan Agreement, Borrower shall pay Lender the sum of One Hundred Twenty- Five Thousand Dollars and No/100 ($125,000.00) representing the balance of the commitment fee for the Loan and the Interval Receivables Loan.

                  6.17 Counterparts and Facsimile Signatures. This Agreement may be signed in multiple counterparts which taken together shall constitute the entire agreement between the parties. Facsimile signatures of a party shall, upon transmission and delivery thereof to the other party, be effective as to the signing party.

                  IN WITNESS WHEREOF, the parties set their hands the date above first written.

BORROWER:                                       LENDER:

PREFERRED EQUITIES CORPORATION,        HELLER FINANCIAL, INC., a
a Nevada Corporation                   Delaware corporation


By:  _______________________           By:    _________________________

Its: _______________________           Title: _________________________


                                       APPROVED BY:

                                       GUARANTOR:

                                       MEGO FINANCIAL CORP., a New York
                                       corporation


                                       By:  __________________________
                                       Its:  _________________________

                INTERVAL RECEIVABLES LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                        HELLER FINANCIAL, INC., AS LENDER

                 PREFERRED EQUITIES CORPORATION, AS BORROWER AND

                       MEGO FINANCIAL CORP., AS GUARANTOR



                               ____________, 1996

                                TABLE OF CONTENTS


                                                                                                                Page
                                                                                                                ----
SECTION 1 - THE LOAN ...........................................................................................  1
         1.1  Loan..............................................................................................  1
         1.2  Term..............................................................................................  2
         1.3  Interest Rate.....................................................................................  2
         1.4  Payments..........................................................................................  2
         1.5  Prepayments.......................................................................................  2
         1.6  Commitment Fee....................................................................................  3

SECTION 2 - COLLATERAL..........................................................................................  4
         2.1  Grant of Security Interest........................................................................  4
         2.2  Upgraded Notes Receivable.........................................................................  4
         2.3  Security Agreement................................................................................  5

SECTION 3 - CONDITIONS PRECEDENT TO ADVANCES....................................................................  5
         3.1  Closing Deliveries................................................................................  5
         3.2  Deliveries Prior to Each Advance..................................................................  6
         3.3  Security Interests................................................................................  6
         3.4  Representations and Warranties....................................................................  6
         3.5  No Default........................................................................................  6
         3.6  Performance of Agreements.........................................................................  6
         3.7      Governmental Approvals........................................................................  6

SECTION 4 - GENERAL REPRESENTATIONS AND WARRANTIES..............................................................  6
         4.1  Existence.........................................................................................  6
         4.2  Authorization and Enforceability..................................................................  7
         4.3  Financial Statements and Business Condition.......................................................  7
         4.4  Taxes.............................................................................................  7
         4.5  Litigation and Proceedings........................................................................  8
         4.6  Licenses and Permits..............................................................................  8
         4.7  Full Disclosure...................................................................................  8
         4.8  Employee Benefit Plans............................................................................  8
         4.9  Representations as to the Resort..................................................................  8
         4.11  Collateral.......................................................................................  9

SECTION 5 - AFFIRMATIVE COVENANTS............................................................................... 10
         5.1  Payment and Performance of Indebtedness........................................................... 10
         5.2  Maintenance of Insurance.......................................................................... 10
         5.3  Condemnation...................................................................................... 11
         5.4  Inspections and Audits............................................................................ 12
         5.5  Reporting Requirements............................................................................ 12
         5.6  Records........................................................................................... 14
         5.7  Management........................................................................................ 14
         5.8  Net Worth......................................................................................... 14
         5.9  Maintenance....................................................................................... 14

         5.10  Proceeds......................................................................................... 14
         5.11  Release and Bonding of Liens..................................................................... 14
         5.12  Claims........................................................................................... 15
         5.13  Use of Lender Name............................................................................... 15
         5.14  Other Documents.................................................................................. 15
         5.15  Subordinated Obligations......................................................................... 15
         5.16  Loan Servicing................................................................................... 16
         5.17  Custodian........................................................................................ 16
         5.18  Timeshare Interval Exchange Network.............................................................. 16

SECTION 6 - NEGATIVE COVENANTS.................................................................................. 17
         6.1  Consolidation and Merger.......................................................................... 17
         6.2  Restrictions on Transfers......................................................................... 17
         6.3  Timeshare Regimen................................................................................. 18
         6.4  Collateral........................................................................................ 18
         6.5  No Sales Outside of Certain States................................................................ 18
         6.6  Contracts......................................................................................... 18
         6.7  Restricted Transfer and Encumbrance of Units and  Intervals....................................... 18

SECTION 7 - EVENTS OF DEFAULT................................................................................... 19
         7.1  Payments.......................................................................................... 19
         7.2  Failure to Permit Inspections..................................................................... 19
         7.3  Covenant Defaults................................................................................. 19
         7.4  Warranties or Representations..................................................................... 19
         7.5  Bankruptcy........................................................................................ 19
         7.6  Attachment, Judgment, Tax Liens................................................................... 20
         7.7  Default by Borrower in Other Agreements........................................................... 20
         7.8  Suspension of Sales............................................................................... 20

SECTION 8 - REMEDIES............................................................................................ 20
         8.1  Remedies Upon Default............................................................................. 20
         8.2  Application of Collateral; Termination of Agreements.............................................. 21
         8.3  Waivers........................................................................................... 21
         8.4  Cumulative Rights................................................................................. 22

SECTION 9 - CERTAIN RIGHTS OF LENDER............................................................................ 22
         9.1  Protection of Collateral.......................................................................... 22
         9.2  Performance by Lender............................................................................. 22
         9.3  Fees and Expenses................................................................................. 22
         9.4  Assignment of Lender's Interest................................................................... 23
         9.5  Notice to Purchaser............................................................................... 23
         9.6  Collection of Notes............................................................................... 23
         9.7  Power of Attorney................................................................................. 23
         9.8  Indemnification of Lender......................................................................... 24
         9.9      Attorneys' Fees............................................................................... 24

SECTION 10 - MISCELLANEOUS...................................................................................... 25
         10.1  Notice........................................................................................... 25
         10.2  Survival......................................................................................... 26


         10.3  Governing Law.................................................................................... 26
         10.4  Invalid Provisions............................................................................... 26
         10.5  Counterparts; Effectiveness...................................................................... 26
         10.6  Lender Not Fiduciary............................................................................. 26
         10.7  Entire Agreement................................................................................. 26
         10.8  Venue............................................................................................ 27
         10.9  Jury Trial Waiver................................................................................ 27
         10.10  Consent to Advertising and Publicity............................................................ 28
         10.11  Headings........................................................................................ 28
         10.12  Broker's Fees................................................................................... 28

APPENDIX .......................................................................................................A-1


                                LIST OF EXHIBITS

Schedule 3.1                           Closing Checklist
Schedule 3.2                           Deliveries for Advance
Exhibit 3.3                            Form of Opinion of Counsel
Schedule 4.5                           Litigation
Schedule 5.15                          Subordinated Indebtedness

Exhibit A                                 Permitted Exceptions
Exhibit B                                 Legal Description
Exhibit C                                 Request for Advance
Exhibit D                                 Amenities

                INTERVAL RECEIVABLES LOAN AND SECURITY AGREEMENT


         THIS INTERVAL RECEIVABLES LOAN AND SECURITY AGREEMENT (this "RECEIVABLES LOAN AGREEMENT" OR THIS "AGREEMENT") dated ________________, 1996, is made by and between PREFERRED EQUITIES CORPORATION, a Nevada corporation ("BORROWER" ), whose address is 4310 Paradise Road, Las Vegas, Nevada 89109, and HELLER FINANCIAL, INC., a Delaware corporation ("LENDER"), whose address is 500 West Monroe Street, 15th Floor, Sales Finance Division, Chicago, Illinois 60661.

                                                     RECITALS

         A. Borrower desires Lender to extend a secured credit facility to Borrower in accordance with the terms of this Receivables Loan Agreement.

         B. Borrower's obligations under the Loan Documents will be secured inter alia by, a security interest in certain Notes Receivable.

         C. Mego Financial Corp., a New York corporation ("Guarantor") shall guaranty all of the obligations of Borrower to Lender under the Loan Documents.

         D. All capitalized terms used herein shall have the meanings ascribed thereto in the appendix of defined terms (the "Appendix") attached hereto and made a part hereof by this reference.

         NOW, THEREFORE, in consideration of the foregoing premises and the agreements, provisions and covenants herein contained, Borrower and Lender agree as follows:

                                    SECTION 1

                                    THE LOAN

         1.1  LOAN.

                  (A) AVAILABILITY. During the Revolving Period, Lender shall make Advances to Borrower not in excess of Availability provided that Borrower satisfies all conditions set forth in Section 3 hereof. Advances shall be (A) in minimum amounts of $100,000 each, and (B) made no more frequently than three (3) times each month nor more than one (1) time each week. Except in connection with a prepayment of amounts mandated under Section 1.5(b)(i) below, any amounts repaid during the Revolving Period may be reborrowed during the Revolving Period.

                  (B) EXCESS AVAILABILITY. Lender shall make Advances of Excess Availability to Borrower not more often than once per month and within fifteen
(15) days after Borrower's delivery to Lender of written request therefor accompanied by Monthly Reports evidencing such Excess Availability to Lender's satisfaction.

         1.2 TERM. The Loan shall be for a term commencing on the date hereof and expiring at the end of the term of the Financed Notes Receivable remaining after the Revolving Period, but in no event later than the Maturity Date.

         1.3 INTEREST RATE. The outstanding principal balance of the Loan together with all other Indebtedness shall bear interest at the Interest Rate; provided, however, that during the occurrence of an Event of Default the Loan will bear interest at the Default Rate.

         1.4  PAYMENTS.

                  (A) MONTHLY PAYMENTS. All funds collected by the Lockbox Agent from the Financed Notes Receivable shall be paid to Lender at least weekly pursuant to the Lockbox Agreement, and applied in the following order: first to the payment of costs or expenses incurred by Lender in collecting any amounts due in connection with the Loan; second, to the payment of accrued and unpaid interest; and thereafter to the reduction of the principal balance of the Loan. If the funds received by Lender from the Lockbox Agent with respect to any month are insufficient to pay interest in full, Borrower shall pay the difference to Lender within five (5) days of written notice from Lender. Payments received by Borrower directly from any Purchaser shall be delivered to the Lockbox Agent within two (2) Business Days.

                  (B) FINAL PAYMENT. The Indebtedness shall be payable in full on the Maturity Date.

         1.5  PREPAYMENTS.

                  (A) VOLUNTARY PREPAYMENTS. Prepayments of the Loan shall not (except as set forth in the penultimate sentence of this paragraph) be permitted during the Revolving Period, but may be made in whole, but not in part, upon five (5) days prior written notice to Lender at any time after the end of the Revolving Period upon payment of the applicable Prepayment Premium (whether such prepayment results from voluntary payments by Borrower, acceleration, or otherwise); provided, however, that payments or prepayments of Financed Notes Receivable made by Purchasers shall not violate this Section 1.5(a), and no Prepayment Premium shall be payable as a result of any such payment. Notwithstanding the foregoing, in the event of a prepayment of the Loan in whole or in part, upon a bulk sale by Borrower of Financed Notes Receivable, no Prepayment Premium shall be payable and Borrower shall, in lieu thereof, pay to Lender an exit fee of one percent (1%) of the amount of prepayment. Thereafter, Lender shall return such Notes Receivable to Borrower and, within five (5) days of Lender's receipt from Borrower of a completed allonge and assignment relating to such Notes Receivable and the Mortgage securing the same, in forms acceptable to Lender, Lender shall execute such instruments and return them to Borrower along with the Notes Receivable.

                  (B)  MANDATORY PREPAYMENTS.

                           (I)   EXCESS OUTSTANDING. If at any time the
outstanding principal balance of the Loan exceeds the Maximum Exposure, Borrower shall, within five (5) Business Days after notice, either (A) prepay the Loan in an amount necessary to reduce the principal balance of the Loan, or (B) deliver to Lender such additional or replacement Eligible Notes Receivable, in either event such that the remaining outstanding principal balance of the Loan is equal to or less than the Maximum Exposure.

                           (II)   INELIGIBLE FINANCED NOTE RECEIVABLE. If at any
time after the expiration of the Revolving Period a Financed Note Receivable ceases to be an Eligible Note Receivable, Borrower shall, within five (5) Business Days after notice, either (A) prepay the Loan in an amount equal to or in excess of the applicable percentage of the balance due under such Financed Note Receivable, or (B) deliver to Lender one (1) or more Eligible Notes Receivable having an outstanding aggregate principal balance equal to, or greater than, the outstanding principal balance of such Financed Note Receivable. Thereafter, Lender shall return such ineligible Note Receivable to Borrower and, within five (5) days of Lender's receipt from Borrower of a completed allonge and assignment relating to such Note Receivable and the Mortgage securing the same, in forms acceptable to Lender, Lender shall execute such instruments and return them to Borrower along with the ineligible Note Receivable.

                           (III) NO PREPAYMENT PREMIUM. No Prepayment Premium
shall be due in connection with any mandatory prepayment made in accordance with Sections 1.5(b)(i) or (ii) above.

         1.6 COMMITMENT FEE. The portion of the Commitment Fee previously paid by Borrower shall be deemed to have been earned as of the date of such payment. The unpaid portion of the Commitment Fee, if any, shall be deemed fully earned as of the date hereof, and Borrower shall pay such portion to Lender by no later than the date hereof.

                                    SECTION 2

                                   COLLATERAL

         2.1 GRANT OF SECURITY INTEREST. To secure the payment and performance of the Indebtedness, Borrower does hereby unconditionally and irrevocably assign, pledge and grant to Lender a first priority continuing security interest and lien in and to the right, title and interest of Borrower in the following property of Borrower, whether now owned or existing or hereafter acquired regardless of where located (collectively, the "COLLATERAL"):

                  (A) The Financed Notes Receivable;

                  (B) The Mortgages and Purchase Documents with respect to such Financed Notes Receivable;

                  (C) All deposits, accounts, accounts receivable, general intangibles and other receivables arising under or in connection with the Pledged Documents, together with all payments, privileges and benefits arising out of the enforcement thereof, and all funds held in any deposit accounts related to any of the Financed Notes Receivable;

                  (D) All policies of title insurance related to the Mortgages;

                  (E) All documents, instruments, pledged assets and chattel paper relating to the Pledged Documents and the other properties and rights described as Collateral herein;

                  (F) All cash and other monies and property of Borrower in the possession or under the control of Lender;

                  (G) All books, records, ledger cards, files, correspondence, computer tapes, disks and software relating to the Pledged Documents or any other Collateral described herein;

                  (H) All management, marketing, servicing, maintenance or other similar contracts for the Resort; and

                  (I) All proceeds, extensions, amendments, additions, improvements, betterments, renewals, substitutions and replacements of the foregoing.

         2.2 UPGRADED NOTES RECEIVABLE. Notwithstanding anything to the contrary set forth in this Agreement, Borrower may supplement or replace Financed Notes Receivable with Upgraded Notes Receivable without Lender's prior consent so long as no Event of Default exists and is continuing. In such event, Borrower shall give Lender five (5) days notice of its intent to supplement Financed Notes Receivable with Upgraded Notes Receivable and upon proper delivery and endorsement of the Upgraded Notes Receivables together with executed Assignment of Mortgages in connection therewith and the deliveries set forth on SCHEDULE
3.2 attached hereto, upon completion of Lender's customary review and compliance with funding procedures, Lender shall, within five (5) days of Lender's receipt from Borrower of a completed allonge and assignment relating to such Financed Note Receivable and the Mortgage securing the same, in forms acceptable to Lender, execute such instruments and return them to Borrower along with the Financed Note Receivable being replaced.

         2.3 SECURITY AGREEMENT. This Agreement shall be deemed a security agreement as defined in the Code, and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be cumulative and be as prescribed (a) herein, or (b) by general law, or (c) as to such part of the Collateral which is also reflected in any filed financing statement, by the specific provisions of the Code now or hereafter enacted, all at Lender's sole election.


                                    SECTION 3

                        CONDITIONS PRECEDENT TO ADVANCES

         The obligation of Lender to make any and all Advances is subject to satisfaction of all of the conditions set forth below.

         3.1 CLOSING DELIVERIES. Lender shall have received, in form and substance satisfactory to Lender, all documents, instruments and information identified on the Closing Checklist delivered by Lender to Borrower, a copy of which indicating the status of items as of the date hereof is attached hereto as
SCHEDULE 3.1. Borrower acknowledges that the Closing Checklist is subject to modification based upon Lender's customary review of documents (including, without limitation, Compliance Documents and Purchase Documents) to be delivered by Borrower subsequent to the date hereof and agrees that Lender's obligation to make Advances is subject to its receipt of all additional satisfactory documentation as Lender may reasonably request based upon its review of documentation on the Closing Checklist to be provided by Borrower after the date hereof; provided that any additional documentation requested by Lender shall be referenced, contemplated or reasonably related to those documents set forth on the Closing Checklist. In addition to the foregoing, as an additional condition precedent to the initial Advance hereunder, Borrower shall cause the delivery of a legal opinion, issued by counsel acceptable to Lender, substantially in the form attached hereto as EXHIBIT 3.3.

         3.2 DELIVERIES PRIOR TO EACH ADVANCE. Prior to each Advance, Lender shall have received all documents, instruments and information identified on
SCHEDULE 3.2. Requests for Advance shall be made at least five (5) Business Days prior to the requested date of disbursement and shall be in the form of EXHIBIT C hereto.

         3.3 SECURITY INTERESTS. Lender shall have received satisfactory evidence that all security interests and liens granted to Lender pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute first priority liens on the Collateral.

         3.4 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in the Loan Documents shall be true, correct and complete in all material respects on and as of the date of funding of the Advance except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made by Borrower to Lender after the date hereof and approved by Lender.

         3.5  NO DEFAULT.  No Event of Default shall have occurred.

         3.6 PERFORMANCE OF AGREEMENTS. Borrower shall have performed in all material respects all agreements (including, without limitation, those relating to the Acquisition and Renovation Loan), paid all fees, costs and expenses and satisfied all conditions which any Loan Document provides shall be paid or performed by it as of such date.

         3.7 GOVERNMENTAL APPROVALS. Borrower shall have obtained all approvals, licenses, permits and consents for Borrower's operation of that portion of the Resort then open and sale of Intervals financed with Financed Notes Receivable pledged as Collateral for the Loan.


                                    SECTION 4

                     GENERAL REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Lender as follows, which representations and warranties shall remain true throughout the term of the
Loan:

         4.1 EXISTENCE. Borrower is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada with its principal place of business at 4310 Paradise Road, Las Vegas, Nevada 89109. Borrower is in good standing under the laws of the State of Nevada and is authorized to transact business in the State of

Colorado. In the event Borrower moves its principal place of business, Borrower shall provide Lender with at least thirty (30) days prior notice and thereafter shall prior to such relocation provide Lender at Borrower's expense with such modified Loan Documents or additions thereto as may be required by Lender to continue Lender's perfected interests hereunder.

         4.2  AUTHORIZATION AND ENFORCEABILITY.

                  (A) EXECUTION. The Loan Documents have been duly authorized, executed and delivered and constitute the duly authorized, valid and legally binding obligations of Borrower, enforceable against Borrower and the other parties signatory thereto (other than Lender) in accordance with their respective terms, subject only to such limitations as may be imposed by bankruptcy and insolvency laws and general equitable principles.

                  (B) OTHER AGREEMENTS. The execution, delivery and compliance with the terms and provisions of the Loan Documents will not (i) to the best of Borrower's knowledge, violate any provisions of law or any applicable regulation, order or other decree of any court or governmental entity, or (ii) conflict or be inconsistent with, or result in any default under, any material contract, agreement or commitment to which Borrower is bound.

         4.3 FINANCIAL STATEMENTS AND BUSINESS CONDITION. Borrower's and Guarantor's financial statements provided to Lender fairly present the respective financial conditions and (if applicable) results of operations of Borrower and Guarantor as of the date or dates thereof and for the periods covered thereby. All such financial statements, other than those prepared on behalf of a natural person, if any, were prepared in accordance with GAAP except that quarterly statements are subject to year-end adjustments and may not contain footnotes. Except for any such changes heretofore expressly disclosed in writing to Lender, there has been no material adverse change in the respective financial conditions of Borrower or Guarantor from the financial conditions shown in their respective financial statements. Borrower is able to pay all of its debts as they become due, and Borrower shall maintain such solvent financial condition, giving effect to all obligations, absolute and contingent, of Borrower. Borrower's obligations under this Agreement and under the Loan Documents will not render Borrower unable to pay its debts as they become due. The present fair market value of Borrower's assets is greater than the amount required to pay its total liabilities.

         4.4 TAXES. Except for ad valorem taxes for 1996, all ad valorem taxes and other taxes and assessments against the Resort and the Collateral have been paid and Borrower knows of no basis for any additional taxes or assessments against the Resort or the Collateral. Borrower has filed all required tax returns and has paid all taxes shown to be due and payable on such returns, including interest and penalties, and all other taxes which are payable by it, to the extent the same have become due and payable. Borrower shall collect and pay any applicable sales or rental tax respecting the sale or rental of any Intervals.

         4.5 LITIGATION AND PROCEEDINGS. Except as set forth on SCHEDULE 4.5, there are no actions, suits, proceedings, orders or injunctions pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower or Guarantor, at law or in equity, or before or by any governmental authority, which could have a material adverse effect on Borrower or Guarantor or relate to the Loan or the Resort. Borrower has received no notice from any court or governmental authority alleging that Borrower has violated the Timeshare Act, any of the rules or regulations thereunder, or any other applicable laws.

         4.6 LICENSES AND PERMITS. Borrower possesses all requisite franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders as are necessary to carry on its business as now being conducted.

         4.7 FULL DISCLOSURE. No information, exhibit or written report furnished by or on behalf of Borrower to Lender in connection with the Loan contains any material misstatement of fact or omits any material fact necessary to make the statement contained therein not misleading. Borrower knows of no legal or contractual restriction which will prevent it from offering or selling Intervals to Purchasers in any state where it is selling Intervals.

         4.8 EMPLOYEE BENEFIT PLANS. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act, the Internal Revenue Code and all other applicable laws and the regulations and interpretations thereof with respect to all employee benefit plans adopted by Borrower for the benefit of its employees. No material liability has been incurred by Borrower which remains unsatisfied for any funding obligation, taxes or penalties with respect to any such employee benefit plans.

         4.9  REPRESENTATIONS AS TO THE RESORT.

                  (A) TITLE; PRIOR LIENS. Borrower has good and marketable title to the Resort (excluding sold Intervals). Borrower is not in default under any of the documents evidencing or securing any indebtedness which is secured, wholly or in part, by the Resort, and no event has occurred which with the giving of notice, the passage of time or both, would constitute a default under any of the documents evidencing or securing any such indebtedness. There are no liens or encumbrances against the Resort other than the Permitted Exceptions.

                  (B) ACCESS. The Resort has direct legal and physical access to a publicly dedicated road and all roadways, if any, inside the Resort are or will be as of the first Advance common areas under the Declaration.

                  (C) UTILITIES. Electric, gas, sewer, water facilities and other necessary utilities are lawfully available in sufficient capacity to service the Resort and any easements necessary to the furnishing of such utility service have been obtained and duly recorded.

                  (D) AMENITIES. All amenities described or to be described in the Public Offering Statement and the Public Reports for the Resort are or will be completed prior to the first Advance, or a bond insuring their completion has been posted. Such amenities include those listed in EXHIBIT D attached hereto. Each Purchaser of an Interval has access to and the use of all of the amenities and public utilities of the Resort as and to the extent provided in the Declaration and the Public Reports.

                  (E) CONSTRUCTION. All costs arising from the construction or renovation of any Improvements and the purchase of any equipment, inventory, or furnishings located in or on the Units for which Financed Notes Receivable are given have been paid.

         4.10 ZONING AND BUILDING LAWS. Renovation of each wing of the building in which Units are being sold will have been completed and will comply in all material respects with all building codes, health codes, zoning laws, environmental laws and all other laws and regulations relating thereto. All inspections and certificates required to be made or issued as a precondition to the use of occupancy of such Units have been made or issued by the appropriate authorities, and the use and occupancy of each of such Units for its intended purposes is lawful under all applicable laws, rules and regulations.

         4.11  COLLATERAL.

                  (A) TITLE. Borrower has good and marketable title to the Collateral, free and clear of any lien, security interest, charge or encumbrance except for (I) the security interest created by this Agreement or otherwise created in favor of Lender, and (II) the Permitted Exceptions. No financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Lender. Borrower shall defend Lender against and save it harmless from all claims of any Persons other than Lender with respect to the Collateral, and this indemnity shall include all reasonable attorneys' fees and legal expenses.

                  (B) NO MODIFICATION. There have been no modifications or amendments to the Pledged Documents. Borrower shall not grant extensions of time for the payment of, compromise for less than the full face value, release in whole or in part any Purchaser liable for the payment of, or allow any credit whatsoever except for the amount of cash to be paid upon, any Collateral or any instrument or document representing the Collateral.

                  (C) BINDING OBLIGATIONS. On the date of the assignment and delivery to Lender, each Financed

Note Receivable and Upgraded Note Receivable constitutes an Eligible Note Receivable and Borrower is not aware of any facts or information which would cause such Financed Note Receivable to be ineligible hereunder.

                                   SECTION 5

                              AFFIRMATIVE COVENANTS

                  So long as any portion of the Indebtedness remains unpaid, Borrower covenants as follows:

         5.1 PAYMENT AND PERFORMANCE OF INDEBTEDNESS. Borrower shall pay and promptly perform all of the obligations hereunder and under the Loan Documents.

         5.2  MAINTENANCE OF INSURANCE.

                  (A) POLICIES. The Resort shall at all times and for so long as any Indebtedness remains outstanding be kept insured with such general liability coverage and such other coverages acceptable to Lender, by carrier(s), in amounts and in form at all times satisfactory to Lender, which carrier(s), amounts and form shall not be changed without the prior written consent of Lender. All required insurance may be maintained by the owners' association as required by the Declaration provided that in the event such owners' association fails to maintain any insurance required under this Section 5.2(a), then Borrower shall be required to obtain and maintain such insurance.

                  (B) PROOFS OF CLAIM. In case of loss or damage or other casualty, Borrower shall give immediate written notice thereof to the insurance carrier(s) and to Lender. Lender is authorized and empowered, and Borrower hereby irrevocably appoints Lender as its attorney-in-fact (such appointment is coupled with an interest), at Lender's option, to make or file proofs of loss or damage and to settle and adjust any claim under insurance policies which insure against such risks, or to direct Borrower, in writing, to agree with the insurance carrier(s) on the amount to be paid in regard to such loss.

                  (C) LOSS OR CASUALTY. Provided no Event of Default then exists and Borrower certifies as to same, the net insurance proceeds shall be made available for the restoration or repair of the Resort if (I) in Lender's reasonable judgment: (A) restoration or repair and the continued operation of the Resort is economically feasible; (B) the value of Lender's security is not reduced; and (C) the casualty loss does not exceed the net insurance proceeds available for restoration or Borrower or the Association (as defined in the Declaration) provides a deposit in the amount of such excess or other evidence satisfactory to Lender the Borrower or the Association has the funds available to pay any excess costs of restoration; (D) the loss does not occur in the six
(6) month period preceding the Maturity Date and (E) Lender's independent consultant certifies that the restoration of the Property can be completed at least ninety (90) days prior to the Maturity Date. Borrower shall pay or cause to be paid all amounts, in addition to the net insurance proceeds, necessary to pay in full the cost of the restoration or repair.

                  Notwithstanding the foregoing, it shall be a condition precedent to any disbursement of insurance proceeds held by Lender hereunder that Lender shall have approved (X) all plans and specifications for any proposed repair or restoration; (Y) the construction schedule; and (Z) the architect's and general contractor's contracts for restoration. Lender may establish other conditions it deems reasonably necessary to assure the work is fully completed in a good and workmanlike manner free of all liens or claims by reason thereof, and in compliance with all applicable laws, rules and regulations. At Lender's option, the net insurance proceeds shall be disbursed pursuant to a construction escrow acceptable to Lender. If an Event of Default then exists, or any of the conditions set forth in this subsection have not been met or satisfied, the net insurance proceeds shall be applied to the Loan in such order and manner as Lender may elect, whether or not due and payable, with any excess paid to Borrower.

                  Anything to the contrary herein notwithstanding, for so long as any part of the Resort is subject to the Declaration, any and all insurance proceeds arising from any damage or destruction to the Resort and any and all awards and payments with respect to condemnation or conveyances in lieu thereof received by Lender shall be delivered and paid out by Lender to the insurance trustee under the Declaration, to be distributed and used in accordance with the provisions of the Declaration.

         5.3 CONDEMNATION. The proceeds of any award, payment or claim for damages, direct or consequential, in connection with any condemnation or other taking of any Unit or Interval which is the subject of a Financed Note Receivable or part thereof, or for conveyances in lieu of condemnation, are hereby assigned to and shall be paid to Lender. Lender is authorized (but is under no obligation) to collect any such proceeds. Lender may, in its sole discretion, elect to make such proceeds available for repair or restoration of the Resort in the same manner and upon the same conditions as set forth above for net insurance proceeds or apply the net proceeds of any such condemnation award (after deduction of Lender's reasonable costs and expenses, if any, in collecting the same) in reduction of the Indebtedness in such order and manner as Lender may elect, whether due or not. Anything to the contrary herein notwithstanding, for so long as any part of the Resort is subject to the Declaration, any and all insurance proceeds arising from any damage or destruction to the Resort and any and all awards and payments with respect to condemnation or conveyances in lieu thereof received by Lender shall be delivered and paid out by Lender to the insurance trustee under the Declaration, to be distributed and used in accordance with the provisions of the Declaration.

         5.4 INSPECTIONS AND AUDITS. Borrower shall, at such reasonable times during normal business hours and as often as may be reasonably requested, permit any agents or representatives of Lender to inspect the Resort and any of Borrower's assets (including financial and accounting books and records), to examine and make copies of and abstracts from the records and books of account of Borrower or, to the extent permitted by law, the timeshare unit owner's association or servicer under the Servicing Agreement and to discuss its affairs, finances and accounts with any of its officers, employees or independent public accountants. Borrower acknowledges that Lender intends to conduct such audits and inspections on at least an annual basis. Borrower shall make available to Lender all credit information in Borrower's possession or under Borrower's control with respect to Purchasers as Lender may request. Property inspections shall be at Lender's expense, but all audits and credit investigations shall be at Borrower's expense; provided, however, that except with respect to any audits conducted after an Event of Default hereunder, Borrower shall not be required to pay in excess of $3,000 in any calendar year for audits performed during such year.

         5.5 REPORTING REQUIREMENTS. So long as the Indebtedness remains unpaid, Borrower shall furnish the following to Lender:

         (A) MONTHLY REPORTS. To the extent not provided to Lender pursuant to the requirements of the Lockbox Agreement, within fifteen (15) days after the end of each calendar month, reports showing through the end of the preceding month, (I) the following information with respect to each Financed Note
Receivable: (A) the opening and closing balances, (B) all payments received allocated to interest, principal, late charges, taxes or the like, (C) the rate of interest, (D) an itemization of delinquencies, extensions, refinances, prepayments, upgrades, payoffs, cancellations and other adjustments, (E) the remaining term, and (F) the nature and status of any claims asserted or legal action pending with respect thereto; and (II) the weighted average interest rate and the average remaining term of all Financed Notes Receivable.

         (B) SALES AND INVENTORY REPORTS. Within fifteen (15) days after the end of each quarter, a quarterly report showing all sales and cancellations of sales of Intervals, in form and content satisfactory to Lender; and within thirty (30) days after the end of each fiscal year, an annual sales and inventory report for the Resort detailing the sales of all Intervals during such Fiscal Year and the available inventory of Units and Intervals, certified by Borrower to be true, correct and complete and otherwise in the form approved by Lender.

         (C) QUARTERLY FINANCIAL REPORTS. Within sixty (60) days after the end of each fiscal quarterly period, unaudited financial statements of Borrower and Guarantor certified by the chief financial officer of the subject thereof.

         (D) YEAR-END FINANCIAL REPORTS. As soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year: (I) the balance sheet of Borrower and Guarantor as of the end of such year and the related statements of income and cash flow for such fiscal year; (II) a schedule of all outstanding indebtedness of Borrower and Guarantor describing in reasonable detail each such debt or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt or loan; and (III) with respect to the financial statements of Borrower and Guarantor, copies of reports from a firm of independent certified public accountants selected by Borrower, which report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly the financial position of Borrower and Guarantor as of the dates indicated and the results of its operations and cash flow for the periods indicated in conformity with GAAP.

                  (E) AUDIT REPORTS. Promptly upon receipt thereof, one (1) copy of each other report submitted to Borrower by independent public accountants in connection with any annual, interim or special audit made by them of the books of Borrower;

                  (F) OTHER REPORTS. Such other reports, statements, notices or written communications relating to the Borrower, Guarantor or the Resort as Lender may require, in its reasonably discretion.

                  (G) SEC REPORTS. Promptly upon their becoming available one
(1) copy of each financial statement, report, notice or proxy statement sent by Borrower or Guarantor to security holders generally, and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by Borrower with, or received by Borrower in connection therewith from, any securities exchange or the Securities and Exchange Commission or any successor agency.

         5.6 RECORDS. Borrower shall keep adequate records and books of account reflecting all financial transactions of Borrower, including sales of Intervals.

         5.7 MANAGEMENT. The manager and the management contracts for the Resort shall at all times be satisfactory to Lender. Lender hereby approves Borrower as the manager of the Resort. For so long as Borrower controls the owners' association for the Resort, unless required by law, Borrower shall not change the Resort manager or amend, modify or waive any provision of or terminate the management contract for the Resort without the prior written consent of Lender, which consent shall not be unreasonably withheld. Lender shall approve or reject any such request in writing within thirty (30) days of receipt of written request from Borrower. Any failure of Lender to disapprove a request received from Borrower in accordance with the preceding sentence within the aforesaid thirty (30) day period shall be deemed to be Lender's approval of Borrower's request.

         5.8 NET WORTH. Borrower agrees to maintain a minimum net worth, determined in accordance with GAAP, of SEVENTEEN MILLION and NO/100 DOLLARS ($17,000,000.00) at all times Indebtedness is outstanding or Lender is obligated to make Advances without taking into consideration any sums due Borrower from Guarantor.

         5.9 MAINTENANCE. Borrower shall maintain the Resort in good repair, working order and condition and shall make or cause to be made all necessary replacements to the Resort.

         5.10 PROCEEDS. Immediately upon Borrower's receipt of proceeds from the sale of any of the Collateral, Borrower shall deliver such proceeds to Lender in their original form and, pending delivery to Lender, Borrower will hold such proceeds as agent for Lender and in trust for Lender.

         5.11 RELEASE AND BONDING OF LIENS. In the event any lien attaches to any Collateral relating to any payment obligation(s) of Borrower, individually or in the aggregate in excess of $50,000.00, Borrower shall, within fifteen (15) days after such attachment, either (A) cause such lien to be released of record or (B) provide Lender with a bond in accordance with the applicable laws of the state in which the Resort is located, issued by a corporate surety acceptable to Lender, in an amount acceptable to Lender and in form acceptable to Lender or
(C) provide Lender with such other security as Lender may reasonably require. Notwithstanding anything to the contrary contained herein, Borrower (A) may contest the validity or amount of any claim, (B) may contest any tax or special assessments levied by any governmental authority, and (C) may contest the enforcement of or compliance with any governmental requirements and any such contest on the part of Borrower shall not be an Event of Default hereunder and shall not release Lender from its obligations to make Advances hereunder; provided, however, that during the pendency of any such contest Borrower shall otherwise comply with the requirements of this paragraph, and provided further, Borrower shall pay any amount adjudged by a court of competent jurisdiction (including appellate courts) to be due, with all cost, interest and penalties thereon, before such judgment becomes a lien on the Collateral.

         5.12 CLAIMS. Borrower shall promptly notify Lender of any claim, action or proceeding affecting the Collateral, or any part thereof, or any of the security interests granted hereunder, and, at the request of Lender, appear in and defend, at Borrower's expense with counsel selected by Borrower subject to Lender's approval, any such claim, action or proceeding.

         5.13 USE OF LENDER NAME. Borrower will not, and will not permit any Affiliate to, without the prior written consent of Lender, use the name of Lender or the name of any affiliates of Lender in connection with any of their respective businesses or activities, except in connection with internal business matters, administration of the Loan and as required in dealings with governmental agencies.

         5.14 OTHER DOCUMENTS. Borrower will maintain accurate and complete files relating to the Financed Notes Receivable and other Collateral to the satisfaction of Lender, and such files will contain copies of each Financed Note Receivable together with the purchase agreements, truth-in-lending statements, all relevant credit memoranda, if any, and all collection information and correspondence relating to such Financed Notes Receivable.

         5.15 SUBORDINATED OBLIGATIONS. Set forth on SCHEDULE 5.15 is a description of all Borrower's debts, liabilities and obligations to Affiliates as of the date shown thereon, except for salaries and similar compensation to employees of Borrower and its Affiliates. During an Event of Default, Borrower will not, directly or indirectly, (A) permit any payment to be made in respect of any indebtedness, liabilities or obligations, direct or contingent, to any Affiliates (excluding trade payables incurred in the ordinary course of business and excluding salaries and similar compensation payable to employees of Borrower and its Affiliates in the ordinary course of business), which payments shall be and are hereby made subordinate to the payment of principal of, and interest on, the Note, or (B) permit the amendment, rescission or other modification of any of Borrower's subordinated obligations in such a manner as to affect adversely the lien priority of the Collateral.

         5.16 LOAN SERVICING. Lender hereby acknowledges that Borrower shall be the Servicer. The Servicing Agreement shall be satisfactory to Lender in its sole discretion. Borrower may not amend or terminate the Servicing Agreement without Lender's prior approval, and Borrower agrees not to take any action that would be inconsistent in any way with the terms of the Servicing Agreement. The Servicing Agreement shall be cancelable by Lender upon the occurrence of any default under the Loan Documents. If the Servicer is Borrower or an Affiliate, no servicing fees shall be paid if a default under any Loan Document has occurred and is continuing. All servicing fees, and the costs and expenses of the servicing agent, shall be paid by Borrower.

         5.17 CUSTODIAN. Lender shall have the right at any time to utilize Custodian to maintain custody of the Collateral. Borrower agrees not to interfere with Custodian's performance of its duties under the Custodial Agreement or to take any action that would be inconsistent in any way with the terms of the Custodial Agreement. All custodial fees, and the costs and expenses of the Custodian, shall be paid by Borrower.

         5.18 TIMESHARE INTERVAL EXCHANGE NETWORK. Borrower shall at all times from and after the initial Advance, be a member and participant, pursuant to a validly executed and enforceable agreement in writing, in Resort Condominium International ("RCI") or Interval International ("II") and the Resort shall, at the time of the initial Advance either be designated a Gold Crown Resort by RCI or have a comparable designation from II. Borrower shall pay or cause to be paid all fees and other amounts due and owing under such agreement and not otherwise be in default thereunder.

         5.19 COMPLIANCE WITH LAWS. The Borrower, and each of the Units in which Intervals are being sold, shall comply with, conform to and obey each and every judgment, law, statute, rule and governmental regulation applicable to it and each indenture, order, instrument, agreement or document to which it is a party or by which it is bound, the non-compliance with or violation of which could have a material adverse effect upon the Resort or any portion thereof, including, without limitation, each of the Units.

         5.20 ENVIRONMENTAL LAWS. The Borrower shall conduct its business, and the Resort shall be operated in compliance with all environmental laws applicable to it, including, without limitation, those relating to the generation, handling, use, storage and disposal of hazardous substance and hazardous waste. The Borrower shall take prompt and appropriate action to respond to any non-compliance with environmental laws and shall regularly report to Lender, any such non-compliance. Without limiting the generality of the foregoing, Borrower shall immediately after receipt of any notice of any violation of any environmental law which affects the Resort, or any portion of the Resort, give immediate written notice to Lender of such occurrence.

                                    SECTION 6

                               NEGATIVE COVENANTS

         So long as any portion of the Indebtedness remains unpaid or Lender is committed to lend hereunder, unless Lender otherwise consents in writing, Borrower hereby covenants and agrees with Lender as follows:

         6.1 CONSOLIDATION AND MERGER. Borrower will not consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it.

         6.2 RESTRICTIONS ON TRANSFERS. Borrower shall not, without obtaining the prior written consent of Lender, which may be granted or withheld in Lender's sole discretion, (A) transfer, sell, pledge, convey, assign or encumber all or any portion of the Resort or the Collateral or contract to do any of the foregoing (including options to purchase and so called "installment sales contracts"), except for Permitted Exceptions, sales of Intervals to Purchasers in arms-length transactions, transfers of personal property no longer necessary for the operation of the Resort and transfers of personal property promptly replaced with the acquisition of personal property of equivalent value; or (B) permit any sale, assignment, encumbrance, dilution or other disposition of any ownership interests in Borrower (including any right to receive profits, losses or cash flow related to the Resort) that would cause Guarantor to either (I) own less than less than a fifty-one percent (51%) interest in Borrower, or (II) cease to have a controlling interest in Borrower; provided, however, subject to the restrictions set forth in the Exclusive Financing Agreement between Borrower and Lender of even date herewith, this Section shall not prohibit the sale or hypothecation of Note Receivables generated from Intervals released by Lender as Collateral for the Loan in accordance with this Agreement or released pursuant to the Acquisition and Renovation Loan Agreement. In addition, if at least two of the following, Fred Conte, Jerome Cohen, Herb Hirsch or Don Mayerson fail to remain a principal officer of Borrower with authority to make all material business decisions, then Lender may at Lender's option, declare all of the indebtedness evidenced by the Note to be immediately due and payable, and Lender may invoke any remedies permitted by the Loan Documents. Intestate transfers or transfers by devise shall not constitute a transfer for the purposes of the foregoing provisions.

                  Notwithstanding the limitations set forth in this Section 6.2 Borrower shall be permitted to lease a portion of the Resort to third parties for operation of a restaurant, bar or other commercial activities. The terms of said lease shall be subject to the prior written consent of the Lender. Failure of Lender to object to the terms of said Lease or leases within twenty (20) days of receipt shall be deemed written consent of such lease.

         6.3 TIMESHARE REGIMEN. Without Lender's prior written consent (which shall be granted or not within thirty (30) days of receipt of Borrower's written request therefore), Borrower shall not amend, modify or terminate the Declaration or the covenants, conditions, easements or restrictions against the Resort (or any portion thereof), except that if any amendment or modification is required either (A) to cause additional Units and Intervals to be annexed into the timeshare regimen of the Resort, or (B) by law, Borrower shall implement the same and give prompt written notice thereof to Lender. Lender's failure to expressly deny its consent to a request duly made by Borrower pursuant to this Section within the aforesaid thirty (30) day period shall be deemed to be Lender's consent to Borrower's request.

         6.4 COLLATERAL. Borrower shall not take any action (nor permit or consent to the taking of any action) which might reasonably be anticipated to impair the value of the Collateral or any of the rights of Lender in the Collateral.

         6.5 NO SALES OUTSIDE OF CERTAIN STATES. Borrower may register the property in, market and sell Intervals in the states of Florida, Nevada, California, Colorado, Illinois and Texas. Prior to taking any such actions, Borrower shall deliver to Lender the applicable Compliance Documents.

         6.6 CONTRACTS. Borrower shall not materially amend, modify or assign to any other party any management, marketing or servicing contract for the Resort.

         6.7 RESTRICTED TRANSFER AND ENCUMBRANCE OF UNITS AND INTERVALS. Except for the sale of a Unit or Interval to a Purchaser and the related Mortgage for such Interval, and the encumbrance of such Unit or Interval as security for the Loan or the Acquisition and Renovation Loan, Borrower shall not otherwise assign, convey, transfer or cause to be encumbered any interest in any Unit or Interval. All easements, declarations of covenants, conditions and restrictions and private and public dedications affecting such unsold Units and Intervals shall be submitted by Borrower to Lender for its approval (which shall be granted or not within thirty (30) days of receipt of Borrower's written request therefor) and such approval must be obtained prior to the execution or granting of any of the foregoing by Borrower. Lender's failure to expressly deny its consent to a request duly made by Borrower pursuant to this Section within the aforesaid thirty (30) day period shall be deemed to be Lender's consent to Borrower's request. The sale or pledge of a Note Receivables is not deemed to be a transfer or encumbrance of an interest in a Unit or any Interval. Nothing herein shall be construed to release Borrower from its obligations under the Exclusive Financing Agreement.

                                    SECTION 7

                                EVENTS OF DEFAULT

         An "Event of Default" shall exist if any of the following shall occur:

         7.1 PAYMENTS. Borrower shall fail to make any payment of the Indebtedness within five (5) days of the date such payment is due.

         7.2 FAILURE TO PERMIT INSPECTIONS. Borrower shall fail to strictly comply with the provisions of Section 5.4 of this Agreement.

         7.3 COVENANT DEFAULTS. Borrower shall fail to perform or observe any covenant, agreement or obligation contained in this Agreement or in any of the Loan Documents or in any documents executed and delivered in connection with the Acquisition and Renovation Loan (other than any covenant or agreement obligating Borrower to pay the Indebtedness), and such failure shall continue for thirty
(30) days after Lender delivers written notice thereof to Borrower, provided, however, if the failure is incapable of cure within such thirty (30) day period and Borrower shall be diligently pursuing a cure, such thirty (30) day cure period shall be extended by an additional period not to exceed ninety (90) days.

         7.4 WARRANTIES OR REPRESENTATIONS. Any representation or other statement made by or on behalf of Borrower in this Agreement, in any of the Loan Documents or in any documents executed and delivered in connection with the Acquisition and Renovation Loan, or in any instrument furnished in compliance with or in reference to the Loan Documents, shall be false, misleading or incorrect in any material respect as of the date made.

         7.5 BANKRUPTCY. A petition under any Chapter of Title 11 of the United States Code or any similar law or regulation is filed by or against Borrower or Guarantor (and in the case of an involuntary petition in bankruptcy, such petition is not discharged within sixty (60) days of its filing), or a custodian, receiver or trustee for any of the Resort then owned by Borrower is appointed, or Borrower, or Guarantor makes an assignment for the benefit of creditors, or either of them are adjudged insolvent by any state or federal court of competent jurisdiction, or either of them admit their insolvency or inability to pay their debts as they become due.

         7.6 ATTACHMENT, JUDGMENT, TAX LIENS. The issuance, filing or levy against Borrower or Guarantor of one or more attachments, injunctions, executions, tax liens or judgments for the payment of money cumulatively in excess of $50,000, which is not discharged in full or stayed within thirty (30) days after issuance or filing.

         7.7 DEFAULT BY BORROWER IN OTHER AGREEMENTS. Any default by Borrower in the payment of indebtedness for borrowed money (individually or in the aggregate in excess of $50,000.00) after the expiration of any applicable grace or cure period, other than a default under the Acquisition and Renovation Loan as to which there shall be no minimum dollar amount; any other default under such indebtedness which accelerates or permits the acceleration of the maturity of such indebtedness; or any default which permits the holders of such indebtedness to elect a majority of the Board of Directors of Borrower.

         7.8 SUSPENSION OF SALES. The issuance of any stay order, cease and desist order or similar judicial or nonjudicial sanction that materially adversely limits or otherwise materially adversely affects any Interval sales activities, and, with respect to any such sanction only, such sanction is not dismissed, terminated or rescinded within sixty (60) days after issuance.


                                    SECTION 8

                                    REMEDIES

         8.1 REMEDIES UPON DEFAULT. Upon the occurrence of an Event of Default, Lender may take any one or more of the following actions, all without notice to
Borrower:

                  (A) ACCELERATION. Declare the unpaid balance of the Indebtedness, or any part thereof, immediately due and payable, whereupon the same shall be due and payable.

                  (B) TERMINATION OF OBLIGATION TO ADVANCE. Terminate any commitment of Lender to lend under this Agreement in its entirety, or any portion of any such commitment, to the extent Lender shall deem appropriate.

                  (C) JUDGMENT. Reduce Lender's claim to judgment, foreclose or otherwise enforce Lender's security interest in all or any part of the Collateral by any available judicial procedure.

                  (D) SALE OF COLLATERAL. Exercise all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral) including (I) require Borrower to, and Borrower hereby agrees that it will, at its expense and upon request of Lender forthwith, assemble all or part of the Collateral (other than Collateral held by the Custodian pursuant to the Custodial Agreement) as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties; (II) enter upon any premises of Borrower and take possession of the Collateral; and (III) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Lender may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, ten (10) days notice of the time and place of any sale shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Lender. Borrower shall remain liable for any deficiency. Lender shall not be required to proceed against any Collateral but may proceed against Borrower directly. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted.

                  (E) RECEIVER. Apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Borrower hereby consents to any such appointment.

                  (F) EXERCISE OF OTHER RIGHTS. Exercise any and all other rights or remedies afforded by any applicable laws or by the Loan Documents as Lender shall deem appropriate, at law, in equity or otherwise, including the right to bring suit or other proceeding, either for specific performance of any covenant or condition contained in the

Loan Documents or in aid of the exercise of any right or remedy granted to Lender in the Loan Documents.

         8.2 APPLICATION OF COLLATERAL; TERMINATION OF AGREEMENTS. Upon the occurrence of an Event of Default, Lender may apply against the Indebtedness any and all Collateral in its possession, any and all balances, credits, deposits, accounts, reserves, indebtedness or other moneys due or owing to Borrower held by Lender hereunder or under any other financing agreement or otherwise, whether accrued or not.

         8.3 WAIVERS. No waiver by Lender of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default. No delay or omission by Lender in exercising any right or remedy under the Loan Documents shall impair such right or remedy or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy under the Loan Documents or otherwise. Further, Borrower and Guarantor severally waive notice of the occurrence of any Event of Default, presentment and demand for payment, protest, and notice of protest, notice of intention to accelerate, acceleration and nonpayment, and agree that their liability shall not be affected by any renewal or extension in the time of payment of the Indebtedness, or by any release or change in any security for the payment or performance of the Indebtedness, regardless of the number of such renewals, extensions, releases or changes. Borrower also hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien created by any of the Loan Documents or to any action brought to enforce the Note or any other obligation secured by the Loan Documents.

         8.4 CUMULATIVE RIGHTS. All rights and remedies available to Lender under the Loan Documents shall be cumulative and in addition to all other rights and remedies granted to Lender at law or in equity, whether or not the Indebtedness is due and payable and whether or not Lender shall have instituted any suit for collection or other action in connection with the Loan Documents.


                                    SECTION 9

                            CERTAIN RIGHTS OF LENDER

         9.1 PROTECTION OF COLLATERAL. Lender may at any time and from time to time take such actions as Lender deems necessary or appropriate to protect Lender's liens and security interests in and to preserve the Collateral. Borrower agrees to cooperate fully with all of Lender's efforts to preserve the Collateral and Lender's liens and security interests therein.

         9.2 PERFORMANCE BY LENDER. If Borrower fails to perform any agreement contained herein, Lender may after five (5) days notice to Borrower (except if Lender must take emergency steps to protect the Collateral), but shall not be obligated to, cause the performance of, such agreement, and the expenses of Lender incurred in connection therewith shall be payable by Borrower pursuant to
Section 9.3 below.

         9.3 FEES AND EXPENSES. Borrower agrees to promptly pay all reasonable Costs and all such Costs shall be included as additional Indebtedness bearing interest at the then applicable Interest Rate under the Note including the Default Rate if applicable until paid.

         9.4 ASSIGNMENT OF LENDER'S INTEREST. Lender shall have the right to assign all or any portion of its rights in this Agreement to any subsequent holder or holders of the Indebtedness. Lender shall give Borrower written notice of any assignment of its entire rights in this Agreement, but shall have no obligation to notify Borrower of any partial assignment of its rights under this Agreement or the sale of any participation interest(s) in the Loan.

         9.5 NOTICE TO PURCHASER. Borrower authorizes both Lender and the Custodian (but neither Lender nor the Custodian shall be obligated) to communicate at any time and from time to time, whether prior to or after a sale of an Interval, with any Purchaser or any other Person primarily or secondarily liable under a Financed Note Receivable with regard to the lien of Lender thereon and any other matter relating thereto.

         9.6 COLLECTION OF NOTES. Borrower shall direct and authorize each party liable for the payment of the Financed Notes Receivable to pay each installment thereon to the Lockbox Agent pursuant to the Lockbox Agreement, until otherwise instructed by Lender. Following the occurrence of an Event of Default, Lender shall have the right to (A) require that all payments due under the Financed Notes Receivable be paid directly to Lender, and to receive, collect, hold and apply the same in accordance with the provisions of this Agreement, and (B) take such remedial action available to it for the enforcement of any defaulted Financed Note Receivable including the foreclosure of any Mortgage securing the payment thereof. Borrower hereby further irrevocably authorizes, directs and empowers Lender to collect and receive all checks and drafts evidencing such payments and to endorse such checks or drafts in the name of Borrower and upon such endorsements, to collect and receive the money therefor.

Upon payment and satisfaction in full of all Indebtedness, Lender will, at Borrower's request and sole expense, give written notice as necessary to redirect payment of the Financed Notes Receivable as requested by Borrower.

         9.7 POWER OF ATTORNEY. With respect to the Collateral, Borrower does hereby irrevocably constitute and appoint Lender as Borrower's true and lawful agent and attorney-in-fact, with full power of substitution, for Borrower and in Borrower's name, place and stead, or otherwise, to (A) endorse any checks or drafts payable to Borrower in the name of Borrower and in favor of Lender as provided in Section 9.6 above; (B) during the continuance of any Event of Default, to demand and receive from time to time any and all property, rights, titles, interests and liens hereby sold, assigned and transferred, or intended so to be, and to give receipts for same; and (C) upon the occurrence and during the continuance of any Event of Default hereunder, (I) to institute and prosecute in the name of Borrower or otherwise, but for the benefit of Lender, any and all proceedings at law, in equity, or otherwise, that Lender may deem proper in order to collect, assert or enforce any claim, right or title, of any kind, in and to the property, rights, titles, interests and liens hereby sold, assigned or transferred, or intended so to be, and to defend and compromise any and all actions, suits or proceedings in respect of any of the said property, rights, titles, interests and liens, and (II) generally to do all and any such acts and things in relation to the Collateral as Lender shall in good faith deem advisable. Borrower hereby declares that the appointment made and the powers granted pursuant to this Section are coupled with an interest and are and shall be irrevocable by Borrower in any manner, or for any reason, unless and until all obligations of Borrower to Lender hereunder have been satisfied in accordance with the provisions of this Agreement.

         9.8 INDEMNIFICATION OF LENDER. Except as set forth in Section 9.9 below, Borrower shall indemnify Lender and hold Lender harmless from and against any and all liabilities, indebtedness, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender, in any way relating to or arising out of (A) this Agreement and the Loan Documents and/or (B) any of the transactions contemplated therein or thereby (including those in any way relating to or arising out of the violation by Borrower of any federal or state laws including the Interstate Land Sales Act or the Timeshare Act), unless caused by Lender's gross negligence or intentional misconduct. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Lender believes is covered by this indemnity, and subject to the condition that no Event of Default under this Agreement shall then exist, Lender shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel satisfactory to Lender. Notwithstanding any defense by Borrower of any such suit, claim or demand, Lender shall have the right to participate in any material decision affecting the conduct or settlement of any dispute or proceeding for which indemnification may be claimed.

         9.9 ATTORNEYS' FEES. In any action hereunder between Borrower and Lender the prevailing party shall be entitled to reasonable attorneys' fees and costs for pretrial, trial and appellate proceedings.

                                   SECTION 10

                                  MISCELLANEOUS

         10.1 NOTICE. Any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier or U.S. Mail and shall be deemed given: (A) if served in person, when served; (B) if telecopied, on the date of transmission if before 3:00 p.m. (Chicago time) on a Business Day otherwise, on the next Business Day; provided, that a confirmation of the receipt of such telecopy is obtained and retained by the sending party and a hard copy of such notice is also sent pursuant to (c) or (d) below; (C) if by overnight courier, on the first business day after delivery to the courier; or (D) if by U.S. Mail, certified or registered mail, return receipt requested on the fourth (4th) day after deposit in the mail postage prepaid.

Notices to Borrower:   PREFERRED EQUITIES CORPORATION
                              Attn:  Frederick H. Conte
                              4310 Paradise Road
                              Las Vegas, Nevada  89109
                              Telecopy:  (702) 369-8775

With a Copy to:        PREFERRED EQUITIES CORPORATION
                              Attn:  Jon Joseph
                              4310 Paradise Road
                              Las Vegas, Nevada 89109
                              Telecopy:  (702) 369-8775

Notices to Lender:     HELLER FINANCIAL, INC.
                              Sales Finance Division
                              Attn:  Portfolio Manager,
                              Loan No. 96-111
                              500 West Monroe St. 15th Fl.
                              Chicago, Illinois 60661
                              Telecopy:  (312) 441-7924

With a copy to:        HELLER FINANCIAL, INC.
                              Real Estate Financial Services
                              Attn:  Group General Counsel
                              R.E. Loan No. 96-111
                              500 West Monroe St. 15th Fl.
                              Chicago, Illinois 60661
                              Telecopy:  (312) 441-7872


         10.2 SURVIVAL. All representations, warranties, covenants and agreements made by Borrower herein, in the other Loan Documents or in any other agreement, document, instrument or certificate delivered by or on behalf of Borrower under or pursuant to the Loan Documents shall be considered to have been relied upon by Lender and shall survive the delivery to Lender of such Loan Documents and the extension of the Indebtedness (and each part thereof), regardless of any investigation made by or on behalf of Lender.

         10.3 GOVERNING LAW. This Agreement and the other Loan Documents (except as may be expressly provided therein to the contrary) shall be governed by and construed in accordance with the laws of the State of Illinois and applicable laws of the United States.

         10.4 INVALID PROVISIONS. If any provision of this Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, this Agreement and the other Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof or thereof, and the remaining provisions hereof or thereof shall remain in full force and effect.

         10.5 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were on the same instrument. This Agreement shall become effective upon Lender's receipt of one or more counterparts hereof signed by Borrower and Lender.

         10.6 LENDER NOT FIDUCIARY. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or provision of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

         10.7 ENTIRE AGREEMENT. This Agreement, including the Exhibits and other Loan Documents and agreements referred to herein embody the entire agreement between the parties hereto, supersedes all prior agreements and understandings between the parties whether written or oral relating to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements among Lender, Borrower, or Guarantor or between any two or more of them relating to this Agreement. This Agreement may be modified or changed only in a writing executed by both Lender and Borrower.

         10.8 VENUE. BORROWER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED, AT LENDER'S SOLE DISCRETION AND ELECTION, ONLY IN COURTS HAVING A SITUS WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE. BORROWER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES CT CORPORATION SYSTEM, WHOSE ADDRESS IS BORROWER, C/O CT CORPORATION SYSTEM, 208 S. LASALLE STREET, CHICAGO, ILLINOIS 60604, AS ITS DULY AUTHORIZED AGENT FOR SERVICE OF LEGAL PROCESS AND AGREES THAT SERVICE OF SUCH PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF PROCESS UPON SUCH PARTY PROVIDED A COPY OF SUCH SERVICE OF PROCESS IS ALSO TRANSMITTED TO BORROWER WITHIN THREE (3) BUSINESS DAYS THEREAFTER IN ACCORDANCE WITH SECTION 10.1 HEREOF EXCEPT IN THE CASE OF SERVICE OF PROCESS FOR ACTIONS WHEREIN BORROWER'S RESPONSE IS DUE IN LESS THAN TWENTY (20) DAYS, A COPY OF SUCH PROCESS WILL BE SENT TO BORROWER ON THE SAME DAY AS SERVICE ON C T CORPORATION SYSTEM. IN THE EVENT SERVICE IS UNDELIVERABLE BECAUSE SUCH AGENT MOVES OR CEASES TO DO BUSINESS IN CHICAGO, ILLINOIS, BORROWER SHALL, WITHIN TEN (10) DAYS AFTER LENDER'S REQUEST, APPOINT A SUBSTITUTE AGENT (IN CHICAGO, ILLINOIS) ON ITS BEHALF AND WITHIN SUCH PERIOD NOTIFY LENDER OF SUCH APPOINTMENT. IF SUCH SUBSTITUTE AGENT IS NOT TIMELY APPOINTED, LENDER SHALL, IN ITS SOLE DISCRETION, HAVE THE RIGHT TO DESIGNATE A SUBSTITUTE AGENT UPON FIVE (5) DAYS NOTICE TO BORROWER. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY LENDER ON THE LOAN DOCUMENTS IN ACCORDANCE WITH THIS PARAGRAPH.

         10.9 JURY TRIAL WAIVER. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY

REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

         10.10 CONSENT TO ADVERTISING AND PUBLICITY. Borrower hereby consents that Lender may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement.

         10.11 HEADINGS. Section headings have been inserted in the Agreement as a matter of convenience of reference only; such section headings are not a part of the Agreement and shall not be used in the interpretation of this Agreement.

         10.12 BROKER'S FEES. Lender and Borrower represent and warrant to each other that there are no brokers, finders' or other similar fees or commitments due with respect to the transactions described in the Agreement. Each party shall defend, save and hold the other party harmless from all claims of any Persons for any breach by the indemnifying party of the foregoing representation and warranty, which indemnity shall include reasonable attorneys' fees and legal expenses and costs.

         The parties hereto have executed this Agreement or have caused the same to be executed by their duly authorized representatives as of the date first above written.

                                      BORROWER:

                                      PREFERRED EQUITIES CORPORATION

                                      By: _____________________________

                                      Name: ___________________________

                                      Its: ____________________________

                                      APPROVED BY GUARANTOR:

                                      MEGO FINANCIAL CORP.

                                      By:_______________________________

                                      Name:_____________________________

                                      Its:______________________________

                                      LENDER:

                                      HELLER FINANCIAL, INC.


                                      By: ____________________________

                                      Name: __________________________

                                      Its: ___________________________



STATE OF NEVADA            )
                           )  SS.
COUNTY OF _________________)


         I hereby certify that on this _________ day of , 1996, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgements, personally appeared _______________________, as __________________________ of Preferred Equities Corporation, to me known to be the person who executed the attached Interval Receivables Loan and Security Agreement dated __________, 1996, in the State and County aforesaid, on behalf of the corporation, and acknowledged before me that he/she executed the same.


                                      Notary :__________________________________
                                      Print Name:_______________________________
[NOTARIAL SEAL]                    Notary Public, State of Nevada
                                      My Commission Expires:____________________
                                      Commission Number:________________________


STATE OF NEVADA            )
                           )  SS.
COUNTY OF _________________)


         I hereby certify that on this _________ day of , 1996, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgements, personally appeared _______________________, as __________________________ of Mego Financial Corp. to me known to be the person who executed the attached Interval Receivables Loan and Security Agreement dated __________, 1996, in the State and County aforesaid, on behalf of the corporation, and acknowledged before me that he/she executed the same.


                                      Notary :__________________________________
                                      Print Name:_______________________________
[NOTARIAL SEAL]                    Notary Public, State of Nevada
                                      My Commission Expires:____________________
                                      Commission Number:________________________

STATE OF                   )
                           )  SS.
COUNTY OF _________________)


         I hereby certify that on this _________ day of __________, 1996, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgements, personally appeared _______________________, as __________________________ of Heller Financial, Inc., to me known to be the person who executed the attached Interval Receivables Loan and Security Agreement dated __________, 1996, in the State and County aforesaid, on behalf of the corporation, and acknowledged before me that he/she executed the same.


                                      Notary :__________________________________
                                      Print Name:_______________________________
[NOTARIAL SEAL]                    Notary Public, State of
                                      My Commission Expires:____________________
                                      Commission Number:________________________

                                    APPENDIX

                                  DEFINED TERMS

         The following terms used in this Agreement shall have the following meanings:

         ACQUISITION AND RENOVATION LOAN. A loan by Lender to Borrower in the original principal amount of $2,925,000.00 and made by Lender to finance a portion of the purchase price of the Resort (the "Acquisition Loan") and a loan by Lender to Borrower in the aggregate principal amount of up to but not exceeding $3,000,000.00, and made by Lender to finance the upgrade, refurbishment, furnishing and renovation of the Resort and the Units (the "Renovation Loan") for a total loan amount of $5,925,000.00. Both of said loans are secured by a single deed of trust on the Resort. The Acquisition and Renovation Loan is evidenced by, inter alia, an Acquisition and Renovation Loan Agreement, Acquisition Promissory Note, Renovation Promissory Note, Deed of Trust and Guaranty of even date herewith.

         ADVANCE. Proceeds of the Loan advanced from time to time by Lender to Borrower in accordance with this Agreement.

         AFFILIATE. Any individual, trust, estate, partnership, limited liability company, corporation or any other incorporated or unincorporated organization (each, a "Person") that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with Borrower or Guarantor; any officer, director of Borrower or Guarantor; or any relative of any of the foregoing. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         AVAILABILITY.  At all times during the Revolving Period, the lesser of:

         (a) $15,000,000.00 minus the sum of (i) Advances then outstanding, plus
(ii) the then outstanding principal balance of the Acquisition Loan, plus (iii) the then outstanding principal balance of the Renovation Loan; or

         (b) the sum of (i) an amount equal to 75% of the remaining principal balance of Eligible Notes Receivable to be assigned to Lender in connection with any then current Advance upon which the Purchaser thereunder has not theretofore made the first three (3) monthly payments, plus (ii) an amount equal to 80% of the principal balance of those Eligible Notes Receivable to be assigned to Lender in connection with any then current Advance upon which the Purchaser thereunder has theretofore made the first three (3) monthly payments in a timely manner.

         After expiration of the Revolving Period, Availability shall be zero
(0).

         BUSINESS DAY. Any day which is not a Saturday or Sunday or a legal holiday under the laws of the State of Illinois, State of Colorado, State of Nevada or the United States.

         CODE. The Uniform Commercial Code as adopted and in force in the State of Illinois as the same may be amended from time to time.

         COLLATERAL.  Has the meaning assigned in Section 2.1.

         COMPLIANCE DOCUMENTS. With respect to sales of Intervals in any state or jurisdiction: (i) an opinion letter in substance satisfactory to Lender from an attorney licensed in such state or jurisdiction addressing the compliance of Borrower's offering materials, sales and financing documents and sales practices with the applicable law of such state or jurisdiction, (ii) evidence satisfactory to Lender that the governmental authority of such state or jurisdiction having jurisdiction over sales of timeshare intervals has issued all required approvals of Borrower's offering materials, sales and financing documents and sales practices, and (iii) copies of Borrower's offering materials, sales and financing documents as approved by such state.

         COMMITMENT FEE. A loan commitment fee with respect to the Loan and the Acquisition and Renovation Loan in the amount of $145,000.00, $20,000.00 of which has heretofore been paid to Lender and the balance of which is payable in accordance with Section 1.6. in the aggregate, which shall be deemed to have been earned and which has been paid to Lender on the date hereof.

         COSTS. All reasonable expenditures and expenses which may be paid or incurred by or on behalf of Lender in connection with the documentation, modification, workout, collection or enforcement of the Loan or any of the Loan Documents. Notwithstanding the foregoing, Costs payable on the date of the initial Advance shall be limited to (i) the fees and costs of Lender's attorneys (including Lender's inside counsel and including those for appellate and bankruptcy proceedings) in connection with the documentation of the Loan and the due diligence review of Borrower's deliveries; and (ii) all applicable title, filing and recording fees and other closing costs. During the term of the Loan, Costs payable by Borrower shall include: payments to remove or protect against liens; attorneys' fees (including fees of Lender's inside counsel); receivers' fees; engineers' fees; accountants' fees; independent consultants' fees (including environmental consultants); fees of the Custodian and the servicing agent; all costs and expenses incurred in connection with any of the foregoing; outlays for documentary and expert evidence; stenographers' charges; stamp taxes; publication costs; and costs (which may be estimates as to items to be expended after entry of an order or judgment) for procuring all such abstracts of title, title and UCC searches and examination, title insurance policies, and similar data and assurances with respect to title as Lender may deem reasonably necessary either to prosecute any action or to evidence to bidders at any foreclosure sale the true condition of the title to, or the value of, the Collateral.

         CUSTODIAL AGREEMENT. An agency and custodial agreement, among Borrower, Lender and Custodian, substantially on Lender's form, subject to Borrower's reasonable review and approval, not to be unreasonably withheld, providing for the maintenance of the Pledged Documents.

         CUSTODIAN. Harris Trust and Savings Bank, Comerica Bank-Texas or such other Person designated by Lender and approved by Borrower to maintain physical possession of the Pledged Documents.

         DECLARATION. The Declaration of Covenants, Conditions and Restrictions of the Resort recorded in the Public Records of Routt County, Colorado.

         DEFAULT RATE. A per annum rate of interest equal to the Interest Rate plus four percent (4%).

         ELIGIBLE NOTE RECEIVABLE. Each Note Receivable satisfying all of the following criteria:

         (A) Payments due under the Note Receivable shall be self-amortizing and payable in monthly installments; and the weighted average term of the Financed Notes Receivable does not exceed 87 months;

         (B) Purchaser has made a cash down payment of at least ten percent (10%) of the actual purchase price of the Interval and no part of such payment has been made or loaned to Purchaser by Borrower or an Affiliate;

         (C) No installment is more than thirty (30) days past due on a contractual basis at the time of assignment to Lender, nor becomes more than sixty (60) days past due on a contractual basis thereafter;

         (D) The weighted average interest rate of all Financed Notes Receivable is no less than eleven percent (11%) per annum;

         (E) The Unit with respect to the Interval purchased has been completed, developed and furnished in accordance with the purchase contract;

         (F) All amenities for the Resort have been or will be completed and are or will be available for use by all Purchasers in accordance with the Declaration;

         (G) The purchaser is not an Affiliate of, related to or employed by Borrower or Guarantor;

         (H) The Note Receivable is free and clear of adverse claims, liens and encumbrances and subject to no claims of rescission, invalidity, unenforceability, illegality, defense, offset or counterclaim;

         (I) The Note Receivable arises from a bona fide sale by Borrower of a fee simple interest in the Interval, evidenced by Purchase Documents and the Note Receivable is secured by a first priority Mortgage given by Purchaser to Borrower on the purchased Interval;

         (J) The outstanding principal balance of all Notes Receivable made by any one Purchaser shall not exceed $27,000.00;

         (K) The Mortgage securing the Note Receivable is insured under a mortgagee title insurance policy acceptable to Lender subject only to the Permitted Exceptions and those exceptions to title as Lender approves;

         (L)  Payments are to be in legal tender of the United States;

         (M) The Note Receivable and the Purchase Documents are valid, genuine and enforceable against the obligor thereunder (subject only to the limitations imposed by any applicable bankruptcy or insolvency laws and general equitable principles), and such obligor has not assigned his or her interest thereunder without Lender's prior written consent which shall not be unreasonably withheld;

         (N) At least 90% of the outstanding principal balance of all Financed Notes Receivable arises from purchasers who are U.S. or Canadian residents; and

         (O) Payments have been made by the obligor thereunder and not by Borrower or any Affiliate of Borrower on the obligor's behalf;

         (P) All Interval owners have uninterrupted access to an appropriate Unit and all amenities and common areas;

         (Q) The Purchaser has no right to rescind the purchase of the Interval;

         (R) All documents relating to the Note Receivable have been executed by all parties thereto and delivered to the Custodian; and

         (S) The terms of such Note Receivable and all related instruments comply with all applicable federal and state laws and regulations.

         EVENT OF DEFAULT. Has the meaning set forth in Section 7 of this Agreement.

         EXCESS AVAILABILITY. At all times during the Revolving Period, the amount by which the Maximum Exposure exceeds Advances then outstanding. After expiration of the Revolving Period, Excess Availability shall be zero ($0).

         FINANCED NOTE RECEIVABLE. Any Eligible Note Receivable as to which an Advance has been made and which has been assigned and delivered to Lender as security for the Loan.

         GAAP. Generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the

Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question; and the requisite that such principles be applied on a consistent basis means that the accounting principles in a current period are comparable in all material respects to those applied in a preceding period, with any exceptions thereto noted.

         GUARANTOR.  Mego Financial Corp.

         GUARANTY. A guaranty agreement, on Lender's form, executed by Guarantor guarantying all of the obligations of Borrower to Lender under the Loan Documents.

         HAZARDOUS MATERIALS. Any hazardous, dangerous or toxic substance or material within the meaning of any federal, state or local law, regulation or ordinance.

         INDEBTEDNESS. All payment obligations of Borrower to Lender under the Loan Documents.

         INTEREST RATE. A floating rate per annum equal to the Base Rate plus four percent (4%) (the aggregate rate referred to as the "Interest Rate"). "Base Rate" shall mean the rate published each business day in The Wall Street Journal for deposits maturing three (3) months after issuance under the caption "Money Rates, London Interbank Offered Rates (LIBOR)". The Interest Rate for each calendar month shall be fixed based upon the Interest Rate published prior to and in effect on the first (1st) Business Day of such month. Interest shall be calculated based on a 360 day year and charged for the actual number of days elapsed.

         INTERVAL. An undivided fee simple ownership interest as tenants in common with all other Purchasers as provided in the Declaration with a right to use a Unit of such type for one week annually, together with all appurtenant rights and interests as more particularly described in the Timeshare Documents.

         LOAN. The FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) credit facility described in this Agreement.

         LOAN YEAR. Each successive twelve (12) month period commencing with the expiration of the Revolving Period.

         LOAN DOCUMENTS. Collectively, this Agreement, the Note, and any and all other agreements, documents, instruments and certificates delivered or contemplated to be delivered in connection with this Agreement, as such may be amended, renewed, extended, restated or supplemented from time to time.

         LOCKBOX AGENT. Such banking institution selected by Borrower and approved by Lender to act as the depositary of payments on the Financed Notes Receivable under the Lockbox Agreement.

         LOCKBOX AGREEMENT. An agreement among Borrower, Lender and Lockbox Agent providing for the receipt by Lockbox Agent of payments on the Financed Notes Receivable and disbursement of such payments to Lender.

         MANDATORY PREPAYMENT. Any prepayment required by Section 1.5(b) of this Agreement.

         MATURITY DATE.  August 6, 2006.

         MAXIMUM EXPOSURE. The amount by which (a) the lesser of (i) $15,000,000.00, or (ii) the sum of (A) 75% of the outstanding principal balance of all Financed Notes Receivable upon which the Purchaser thereunder has not theretofore made the first three (3) monthly payments, plus (B) 80% of the outstanding principal balance of all Financed Notes Receivable upon which the Purchaser thereunder has theretofore made the first three (3) monthly payments in a timely manner; exceeds (b) the aggregate outstanding principal balances of the Acquisition and

Renovation Loan.

         MONTHLY REPORTS. The monthly reports required pursuant to Section 5.5(a) of this Agreement.

         MORTGAGE. Any mortgage or deed of trust to the public trustee of Routt County, Colorado executed and delivered by a Purchaser, encumbering all of the right, title and interest of each such Purchaser in and to its purchased Interval as security for such Purchaser's obligations under any Financed Note Receivable.

         NOTE. The promissory note evidencing the Loan executed and delivered by Borrower to Lender concurrently herewith.

         NOTE RECEIVABLE. A promissory note executed by a Purchaser in favor of Borrower in connection with Purchaser's acquisition of an Interval.

         PERMITTED EXCEPTIONS.  The exceptions to title listed on  EXHIBIT A.

         PERSON. Natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         PLEDGED DOCUMENTS. The Financed Notes Receivable, the Mortgages and the Purchase Documents related to such Financed Notes Receivable.

         PREPAYMENT PREMIUM. The percentage set forth below multiplied by the amount prepaid, payable in connection with a voluntary prepayment of the Loan in accordance with the provisions of Section 1.5(a) of this Agreement:

                       LOAN YEAR                                PERCENTAGE
                       ---------                                ----------

         First Loan Year after Revolving Period              three percent (3%)
         Second Loan Year after Revolving Period             two percent (2%)
         Third Loan Year after Revolving Period              one percent (1%)
         Fourth Loan Year after Revolving Period             zero percent (0%)


         PUBLIC OFFERING STATEMENT. The disclosure document filed with and approved by the governmental authorities having jurisdiction over the sale of Intervals at the Resort in accordance with the Timeshare Act.

         PUBLIC REPORTS. Any public reports now or hereafter filed with and approved by any jurisdiction having control over the sale of Intervals for the Resort.

         PURCHASE DOCUMENTS. Any purchase agreement and related sale and escrow documents executed and delivered by a Purchaser to Borrower with respect to the purchase of an Interval.

         PURCHASER.  Any Person who purchases one or more Intervals.

         RESORT. That certain timeshare vacation resort located in Routt County, Colorado, on the land more particularly described in EXHIBIT B, including all related common areas, parking areas and other amenities, to be established by the Declaration.

         REVOLVING PERIOD. The period commencing on the earlier of (i) the date of the first Advance or (ii) thirteen

(13) months from the date hereof, and ending on the last day of the eighteenth
(18th) month thereafter.

         SERVICING AGREEMENT. A servicing agreement between Lender, and Borrower as servicer ("Servicer"), substantially on Lender's form, subject to Borrower's review and approval, not to be unreasonably withheld, providing for the servicing of the Financed Notes Receivable.

         TIMESHARE ACT. Colorado Common Interest Ownership Act, (Section 38-33.3-101 et seq.) and Section 38-33-110 and 111 of the Colorado Revised Statutes.

         TIMESHARE DOCUMENTS. Any and all documents evidencing or relating to the sale of Intervals by Borrower.

         UNIT. One individual unit within the Resort, together with all furniture, fixtures and furnishings therein, and together with any and all interest in common elements appurtenant thereto, as will be provided in the Declaration.

         UPGRADED NOTE RECEIVABLE. An Eligible Note Receivable made by the maker of an existing Financed Note Receivable which is assigned to Lender in replacement of or as a supplement to such Financed Note Receivable and which satisfies the criteria established in Section 2.2 of this Agreement. All Upgraded Notes Receivable shall also be considered to be Financed Notes Receivable, and shall be subject to the security interest granted to Lender pursuant to Section 2.1 of this Agreement. In the event Borrower wishes to assign an Upgraded Note Receivable to Lender, reductions in principal on the then existing Financed Note Receivable shall be included in calculating the requirement of a ten percent (10%) cash down payment on the Upgraded Note Receivable as an Eligible Note Receivable.

                                                                 Loan No. 96-111

                           ACQUISITION PROMISSORY NOTE


$2,925,000.00                                                  ___________, 1996

1.       Promise to Pay.

         FOR VALUE RECEIVED, PREFERRED EQUITIES CORPORATION, a Nevada corporation ("Maker") whose address is 4310 Paradise Road, Las Vegas, Nevada 89109, promises to pay to the order of HELLER FINANCIAL, INC., a Delaware corporation, and its successors and assigns ("Holder") the sum of Two Million Nine Hundred Twenty-Five Thousand Dollars and No/100 ($2,925,000.00), together with all other amounts added thereto pursuant to this Note (the "Loan") (or so much thereof as may from time to time be outstanding), together with interest thereon as hereinafter set forth, payable in lawful money of the United States of America. Payments shall be made to Holder at 500 West Monroe Street, 15th Floor, Chicago, Illinois 60661 (or such other address as Holder may hereafter designate in writing to Maker).

         The repayment of the Loan evidenced by this Note is secured by among other things (i) that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Financing Statement of even date herewith (the "Mortgage") encumbering, among other things, the property commonly described as __________ Steamboat Springs, located in Routt County, Colorado (the "Property"), and (ii) that certain Interval Receivables Loan and Security Agreement of even date herewith (the "Receivables Security Agreement") pursuant to which Maker has assigned, pledged and granted a security interest to Lender in certain receivables related to the sale of Interval Units and other Collateral described therein. This Note, the Renovation Promissory Note (the "Renovation Note"), the Mortgage, the Acquisition and Renovation Loan Agreement (the "Loan Agreement") all of even date herewith and any other documents evidencing or securing the Loan or executed in connection therewith, and any modification, renewal or extension of any of the foregoing are collectively called the "Loan Documents".

         This Note has been issued pursuant to the Loan Agreement, and all of the terms, covenants and conditions of the Loan Agreement (including all Exhibits thereto) and all other instruments evidencing or securing the indebtedness hereunder are hereby made a part of this Note and are deemed incorporated herein in full. Defined terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement.

2.       Principal and Interest.

         So long as no Event of Default exists, interest shall accrue on the principal balance hereof from time to time outstanding, and Maker shall pay interest thereon, at a floating rate of interest per annum equal to four and one-quarter percent (4.25%) plus the Base Rate (the aggregate rate referred to as the "Interest Rate"). "Base Rate" shall mean the rate published each business day in the Wall Street Journal for deposits maturing three (3) months after issuance under the caption "Money Rates, London Interbank Offered Rates (Libor)". The Interest Rate for each calendar month shall be fixed based upon the Base Rate published prior to and in effect on the first (1st) business day of such month. Interest shall be calculated based on a 360 day year and charged for the actual number of days elapsed.

3.       Payment.

         Commencing on __________, 1996, Maker shall pay interest computed at the Interest Rate monthly in arrears on the first day of each month during the term of this Note.

         Concurrently with Maker's sale of any Interval Unit (as defined in the Loan Agreement), Maker shall pay to Holder the Interval Release Payment and Interval Incentive Fee (as defined in the Loan Agreement) with respect to such Interval Unit. The amount of One Thousand Three Hundred Forty-Seven and No/100 Dollars ($1,347.00) of each such Interval Release Payment shall be applied to the outstanding principal balance of this Note. The Interval Incentive Fee due hereunder shall be the same as the Interval Incentive Fee due under the Renovation Note and Maker shall pay only one such fee per Interval Unit sold. The balance of the Interval Release Payment shall be applied as set forth in the Renovation Note.]

          The outstanding principal balance of the Note together with all accrued interest shall be due and payable on or before __________, 1999, or any earlier date on which the Loan shall be required to be paid in full, whether by acceleration or otherwise (the "Maturity Date").

4.       Prepayment; Interval Incentive Fees.

         Maker may prepay this Note in full or in part upon not less than three
(3) days prior written notice to Holder provided that at the time of such prepayment Maker pays Holder an Interval Incentive Fee multiplied by the number of Interval Release Payments which would be necessary to pay off the outstanding principal balance of this Note at the time of such prepayment. Only one such Interval Incentive Fee shall be payable by Maker under this Note and the Renovation Note. In the event of prepayment of this Note only, Maker shall be credited with the number of Interval Incentive Fees paid hereunder in connection with such prepayment against the number of Interval Incentive Fees due under the Renovation Note.

                  Not in limitation of any other mandatory prepayment requirements under the Loan Agreement, if, at any time, the outstanding aggregate principal balance under (i) this Note; (ii) the Renovation Note; and
(iii) that certain revolving promissory note of even date herewith between Holder and Maker in the maximum principal amount of $15,000,000.00 (the "Receivables Note") exceeds the aggregate amount of $15,000,000.00, such excess amount shall be due and payable by Maker to Holder within five (5) business days after notice from Holder without premium or penalty and such amount shall be applied by Holder to reduce the outstanding principal of any of the referenced notes in any manner or amount that Holder determines.

5.       Default.

         5.1      Events of Default.

         Events of Default hereunder shall be those set forth in the Loan Agreement.

         5.2      Remedies.

         So long as an Event of Default remains outstanding: (a) interest shall accrue at a rate equal to the Interest Rate plus four percent (4%) per annum (the "Default Rate"); (b) Holder may, at its option and without notice (such notice being expressly waived), declare the Loan immediately due and payable; and (c) Holder may pursue all rights and remedies available under the Mortgage or any other Loan Documents. Holder's rights, remedies and powers, as provided in this Note and the other Loan Documents, are cumulative and concurrent, and may be pursued singly, successively or together against Maker, any guarantor of the Loan, the security described in the Loan Documents, and any other security given at any time to secure the payment hereof, all at the sole discretion of Holder. Additionally, Holder may pursue every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Holder's sole discretion. Failure of Holder, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date shall not constitute a waiver of the right to exercise the same at any time during the continued existence of any Event of Default or any subsequent Event of Default.

         If any attorney is engaged: (i) to collect the Loan or any sums due under the Loan Documents, whether or not legal proceedings are thereafter instituted by Holder; (ii) to represent Holder in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Note; (iii) to protect the liens of the Mortgage or any of the Loan Documents; (iv) to foreclose the Mortgage or enforce any security interests under the Loan Documents; (v) to represent Holder in any other proceedings whatsoever in connection with the Mortgage or any of the Loan Documents including post judgment proceedings to enforce any judgment related to the Loan Documents; or (vi) in connection with seeking an out-of-court workout or settlement of any of the foregoing, then Maker shall pay to Holder all reasonable costs, attorneys' fees and expenses in connection therewith, in addition to all other amounts due hereunder.

6.       Late Charge.

         If payments of principal and/or interest, or any other amounts under the other Loan Documents are not timely made or remain overdue for a period of ten (10) days, Maker, without notice or demand by Holder, promptly shall pay an amount ("Late Charge") equal to four percent (4%) of each delinquent payment.

7.       Governing Law: Severability.

         This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois. The invalidity illegality or unenforceability of any provision of this Note shall not affect or impair the validity, legality or enforceability of the remainder of this Note, and to this end, the provisions of this Note are declared to be severable.

8.       Waiver.

         Maker, for itself and all endorsers, guarantors and sureties of this Note, and their heirs, successors, assigns, and legal representatives, hereby waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note except as provided in the Loan Agreement, and agrees that their respective liability shall be unconditional and without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Holder. Maker, for itself and all endorsers, guarantors and sureties of this Note, and their heirs, legal representatives, successors and assigns, hereby consents to every extension of time, renewal, waiver or modification that may be granted by Holder regarding obligations of guarantors, endorsers or sureties with respect to the payment of other provisions of this Note, and to the release of any makers, endorsers, guarantors or sureties, and of any collateral given to secure the payment hereof, or any part hereof, with or without substitution, and agrees that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to Maker or to any endorser, guarantor or surety and without affecting the liability of any of them.

9.       Security, Application of Payments.

         This Note is secured by the liens, encumbrances and obligations created hereby and by the other Loan Documents and the terms and provisions of the other Loan Documents are hereby incorporated herein. Payment will be applied, at Holder's option, first to any fees, expenses or other costs Maker is obligated to pay under this Note or the other Loan Documents, second to interest due on the Loan and third to the outstanding principal balance of the Loan.

10.      Miscellaneous.

         10.1     Amendments.

         This Note may not be terminated or amended orally, but only by a termination or amendment in writing signed by Holder and Maker.

         10.2     Lawful Rate of Interest.

         In no event whatsoever shall the amount of interest paid or agreed to be paid to Holder pursuant to this Note or any of the Loan Documents exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Note and the other Loan Documents shall involve exceeding the lawful rate of interest which a court of competent jurisdiction may deem applicable hereto ("Excess Interest"), then ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such law and if, for any reason whatsoever, Holder shall receive, as interest, an amount which would be deemed unlawful under such applicable law, such interest shall be applied to the principal of the Loan (whether or not due and payable), and not to the payment of interest, or refunded to Maker if such Loan has been paid in full. Neither Maker nor any guarantor or endorser shall have any action against Holder for any damages whatsoever arising out of the payment or collection of any such Excess Interest.

         10.3     Captions.

         The captions of the Paragraphs of this Note are for convenience of reference only and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

         10.4     Notices.

         Notices shall be given under this Note in conformity with the terms and conditions of the Loan Agreement.

         10.5     Joint and Several.

         The obligations of Maker under this Note shall be joint and several obligations of Maker and of each Maker, if more than one, and of each Maker's heirs, personal representatives, successors and assigns.

         10.6     Time of Essence.

         Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein.

11. Sale of Loan. Holder, at any time and without the consent of Maker, may grant participations in or sell, transfer, assign and convey all or any portion of its right, title and interest in and to the Loan, this Note, the Mortgage, the Loan Agreement and the other Loan Documents, any guaranties given in connection with the Loan and any collateral given to secure the Loan. In the event Holder sells, transfers, conveys or assigns all of Holder's right, title and interest in this Note or the Loan, Holder shall give notice thereof to Maker and Holder shall thereupon be released from liability and obligations of the Lender hereunder and under all other transferred Loan Documents from and after the date of such transfer provided such transferee agrees to be bound by the obligations of Lender thereunder and provided such transferee is of equal or greater financial capacity than Holder.

12.      Venue.

         MAKER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS NOTE SHALL BE LITIGATED, AT HOLDER'S SOLE DISCRETION AND ELECTION, ONLY IN COURTS HAVING A SITUS WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS. MAKER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE. MAKER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES C T CORPORATION SYSTEM, WHOSE ADDRESS IS MAKER, C/O C T CORPORATION SYSTEM, 208 S. LASALLE STREET, CHICAGO, ILLINOIS 60604, AS ITS DULY AUTHORIZED AGENT FOR SERVICE OF LEGAL PROCESS AND AGREES THAT SERVICE OF SUCH PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF PROCESS UPON MAKER PROVIDED A COPY OF SUCH SERVICE OF PROCESS IS ALSO SENT WITHIN THREE (3) DAYS THEREAFTER TO MAKER IN ACCORDANCE WITH THE NOTICE PROVISIONS OF THE LOAN AGREEMENT PROVIDED, HOWEVER, IN THE CASE OF SERVICE OF PROCESS FOR ACTIONS WHEREIN MAKER'S RESPONSE IS DUE IN LESS THAN TWENTY (20) DAYS, A COPY OF SUCH PROCESS WILL BE SENT TO MAKER ON THE SAME DAY AS SERVICE ON C T CORPORATION SYSTEM. IN THE EVENT SERVICE IS UNDELIVERABLE BECAUSE SUCH AGENT MOVES OR CEASES TO DO BUSINESS IN

CHICAGO, ILLINOIS, MAKER SHALL, WITHIN TEN (10) DAYS AFTER HOLDER'S REQUEST, APPOINT A SUBSTITUTE AGENT (IN CHICAGO, ILLINOIS) ON ITS BEHALF AND WITHIN SUCH PERIOD NOTIFY HOLDER OF SUCH APPOINTMENT. IF SUCH SUBSTITUTE AGENT IS NOT TIMELY APPOINTED, HOLDER SHALL, IN ITS SOLE DISCRETION, HAVE THE RIGHT TO DESIGNATE A SUBSTITUTE AGENT UPON FIVE (5) DAYS NOTICE TO MAKER. MAKER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY HOLDER ON THE LOAN DOCUMENTS IN ACCORDANCE WITH THIS PARAGRAPH.

13.      Jury Trial Waiver.

         MAKER, AND HOLDER BY ITS ACCEPTANCE OF THIS NOTE, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY MAKER AND BY HOLDER, AND MAKER ACKNOWLEDGES THAT NEITHER HOLDER NOR ANY PERSON ACTING ON BEHALF OF HOLDER HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. MAKER AND HOLDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT MAKER AND HOLDER HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. MAKER AND HOLDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

         IN WITNESS WHEREOF, Maker has executed this Note or has caused the same to be executed by its duly authorized representatives as of the date set first forth above.

                                        MAKER:

                                        PREFERRED EQUITIES CORPORATION, a Nevada corporation



                                        By:________________________________


                                        Its:

                                                                 Loan No. 96-111

                           RENOVATION PROMISSORY NOTE


$3,000,000.00                                                     ________, 1996

1.       Promise to Pay.

         FOR VALUE RECEIVED, PREFERRED EQUITIES CORPORATION, a Nevada corporation ("Maker") whose address is 4310 Paradise Road, Las Vegas, Nevada 89109, promises to pay to the order of HELLER FINANCIAL, INC., a Delaware corporation, and its successors and assigns ("Holder") the sum of Three Million and No/100 Dollars ($3,000,000.00), together with all other amounts added thereto pursuant to this Note (the "Loan") (or so much thereof as may from time to time be outstanding), together with interest thereon as hereinafter set forth, payable in lawful money of the United States of America. Payments shall be made to Holder at 500 West Monroe Street, 15th Floor, Chicago, Illinois 60661 (or such other address as Holder may hereafter designate in writing to Maker).

         The repayment of the Loan evidenced by this Note is secured by among other things (i) that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Financing Statement of even date herewith (the "Mortgage") encumbering, among other things, the property commonly described as Steamboat Springs, located in Routt County, Colorado (the "Property"), and (ii) that certain Interval Receivables Loan and Security Agreement of even date herewith (the "Receivables Security Agreement") pursuant to which Maker has assigned, pledged and granted a security interest to Lender in certain receivables related to the sale of Interval Units and other Collateral described therein. This Note, the Acquisition Promissory Note (the "Acquisition Note"), the Mortgage, the Acquisition and Renovation Loan Agreement (the "Loan Agreement") all of even date herewith and any other documents evidencing or securing the Loan or executed in connection therewith, and any modification, renewal or extension of any of the foregoing are collectively called the "Loan Documents".

         This Note has been issued pursuant to the Loan Agreement, and all of the terms, covenants and conditions of the Loan Agreement (including all Exhibits thereto) and all other instruments evidencing or securing the indebtedness hereunder are hereby made a part of this Note and are deemed incorporated herein in full. Defined terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement.

2.       Principal and Interest.

         So long as no Event of Default exists, interest shall accrue on the principal balance hereof from time to time outstanding, and Maker shall pay interest thereon at a floating rate of interest per annum equal to four and one-quarter percent (4.25%) plus the Base Rate (the aggregate rate referred to as the "Interest Rate"). "Base Rate" shall mean the rate published each business day in the Wall Street Journal for deposits maturing three (3) months after issuance under the caption "Money Rates, London Interbank Offered Rates (Libor)". The Interest Rate for each calendar month shall be fixed based upon the Base Rate published prior to and in effect on the first (1st) business day of such month. Interest shall be calculated based on a 360 day year and charged for the actual number of days elapsed.

          Maker shall be entitled to Advances (as defined in the Loan Agreement) under this Note in the maximum aggregate amount of $3,000,000.00 during the first eighteen (18) months of the term of this Note.

3.       Payment.

         Commencing on ______________ , 1996, Maker shall pay interest computed at the Interest Rate monthly in arrears on the first day of each month.

         Concurrently with Maker's sale of any Interval Unit (as defined in the Loan Agreement), Maker shall pay to Holder the Interval Release Payment and Interval Incentive Fee (each as defined in the Loan Agreement) with respect to such Interval Unit. The amount of One Thousand Three Hundred Eighty-Two and No/100 Dollars ($1,382.00) of each Interval Release Payment shall be applied to the outstanding principal balance of this Note. The balance of the Interval Release Payment shall be applied as set forth in the Acquisition Note. The Interval Incentive Fee due hereunder shall be the same as the Interval Incentive Fee due under the Acquisition Note and Maker shall pay only one such fee per Interval Unit sold.

          The outstanding principal balance of this Note together with all accrued interest shall be due and payable on or before __________, 1999, or any earlier date on which the Loan shall be required to be paid in full, whether by acceleration or otherwise (the "Maturity Date").

4.       Prepayment; Interval Incentive Fees.

         Maker may prepay this Note in full or in part upon not less than three
(3) days prior written notice to Holder provided that at the time of such prepayment Maker pays Holder an Interval Incentive Fee multiplied by the number of Interval Release Payments which would be necessary to pay off the outstanding principal balance of this Note at the time of such prepayment. Only one such Interval Incentive Fee shall be payable by Maker under this Note and the Acquisition Note. In the event of prepayment of this Note only, Maker shall be credited with the number of Interval Incentive Fees paid hereunder in connection with such prepayment against the number of Interval Incentive Fees due under the Acquisition Note.

                  Not in limitation of any other mandatory prepayment requirements under the Loan Agreement, if, at any time, the outstanding aggregate principal balance under (i) this Note; (ii) the Acquisition Note; and
(iii) that certain other revolving promissory note of even date herewith between Holder and Maker in the maximum principal amount of $15,000,000.00 (the "Receivables Note") exceeds the aggregate amount of $15,000,000.00, such excess amount shall be due and payable by Maker to Holder within five (5) business days after notice from Holder without premium or penalty and such amount shall be applied by Holder to reduce the outstanding principal of any of the referenced notes in any manner or amount that Holder determines.

5.       Default.

         5.1      Events of Default.

         Events of Default hereunder shall be those set forth in the Loan Agreement.

         5.2      Remedies.

         So long as an Event of Default remains outstanding: (a) interest shall accrue at a rate equal to the Interest Rate plus four percent (4%) per annum (the "Default Rate"); (b) Holder may, at its option and without notice (such notice being expressly waived), declare the Loan immediately due and payable; and (c) Holder may pursue all rights and remedies available under the Mortgage or any other Loan Documents. Holder's rights, remedies and powers, as provided in this Note and the other Loan Documents, are cumulative and concurrent, and may be pursued singly, successively or together against Maker, any guarantor of the Loan, the security described in the Loan Documents, and any other security given at any time to secure the payment hereof, all at the sole discretion of Holder. Additionally, Holder may pursue every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Holder's sole discretion. Failure of Holder, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date shall not constitute a waiver of the right to exercise the same at any time during the continued existence of any Event of Default or any subsequent Event of Default.

         If any attorney is engaged: (i) to collect the Loan or any sums due under the Loan Documents, whether or not legal proceedings are thereafter instituted by Holder; (ii) to represent Holder in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Note; (iii) to protect the liens of the Mortgage or any of the Loan Documents; (iv) to foreclose the Mortgage or enforce any security interests under the Loan Documents; (v) to represent Holder in any other proceedings whatsoever in connection with the Mortgage or any of the Loan Documents including post judgment proceedings to enforce any judgment related to the Loan Documents; or (vi) in connection with seeking an out-of-court workout or settlement of any of the foregoing, then Maker shall pay to Holder all reasonable costs, attorneys' fees and expenses in connection therewith, in addition to all other amounts due hereunder.

6.       Late Charge.

         If payments of principal and/or interest, or any other amounts under the other Loan Documents are not timely made or remain overdue for a period of ten (10) days, Maker, without notice or demand by Holder, promptly shall pay an amount ("Late Charge") equal to four percent (4%) of each delinquent payment.

7.       Governing Law: Severability.

         This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois. The invalidity, illegality or unenforceability of any provision of this Note shall not affect or impair the validity, legality or enforceability of the remainder of this Note, and to this end, the provisions of this Note are declared to be severable.

8.       Waiver.

         Maker, for itself and all endorsers, guarantors and sureties of this Note, and their heirs, successors, assigns, and legal representatives, hereby waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Note and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, except as provided in the Loan Agreement, and agrees that their respective liability shall be unconditional and without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Holder. Maker, for itself and all endorsers, guarantors and sureties of this

Note, and their heirs, legal representatives, successors and assigns, hereby consents to every extension of time, renewal, waiver or modification that may be granted by Holder regarding obligations of guarantors, endorsers or sureties with respect to the payment of other provisions of this Note, and to the release of any makers, endorsers, guarantors or sureties, and of any collateral given to secure the payment hereof, or any part hereof, with or without substitution, and agrees that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to Maker or to any endorser, guarantor or surety and without affecting the liability of any of them.

9.       Security, Application of Payments.

         This Note is secured by the liens, encumbrances and obligations created hereby and by the other Loan Documents and the terms and provisions of the other Loan Documents are hereby incorporated herein. Payment will be applied, at Holder's option, first to any fees, expenses or other costs Maker is obligated to pay under this Note or the other Loan Documents, second to interest due on the Loan and third to the outstanding principal balance of the Loan.

10.      Miscellaneous.

         10.1     Amendments.

         This Note may not be terminated or amended orally, but only by a termination or amendment in writing signed by Holder and Maker.

         10.2     Lawful Rate of Interest.

         In no event whatsoever shall the amount of interest paid or agreed to be paid to Holder pursuant to this Note or any of the Loan Documents exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Note and the other Loan Documents shall involve exceeding the lawful rate of interest which a court of competent jurisdiction may deem applicable hereto ("Excess Interest"), then ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such law and if, for any reason whatsoever, Holder shall receive, as interest, an amount which would be deemed unlawful under such applicable law, such interest shall be applied to the principal of the Loan (whether or not due and payable), and not to the payment of interest, or refunded to Maker if such Loan has been paid in full. Neither Maker nor any guarantor or endorser shall have any action against Holder for any damages whatsoever arising out of the payment or collection of any such Excess Interest.

         10.3     Captions.

         The captions of the Paragraphs of this Note are for convenience of reference only and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

         10.4     Notices.

         Notices shall be given under this Note in conformity with the terms and conditions of the Loan Agreement.

         10.5     Joint and Several.

         The obligations of Maker under this Note shall be joint and several obligations of Maker and of each Maker, if more than one, and of each Maker's heirs, personal representatives, successors and assigns.

         10.6     Time of Essence.

         Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein.

11.      Sale of Loan.

         Holder, at any time and without the consent of Maker, may grant participations in or sell, transfer, assign and convey all or any portion of its right, title and interest in and to the Loan, this Note, the Mortgage, the Loan Agreement and the other Loan Documents, any guaranties given in connection with the Loan and any collateral given to secure the Loan. In the event Holder sells, transfers, conveys or assigns all of Holder's right, title and interest in this Note or the Loan, Holder shall give notice thereof to Maker and Holder shall thereupon be released from liability and obligations of the Lender hereunder and under all other transferred Loan Documents from and after the date of such transfer provided such transferee agrees to be bound by the obligations of Lender thereunder and provided such transferee is of equal or greater financial capacity than Holder.

12.      Venue.

         MAKER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS NOTE SHALL BE LITIGATED, AT HOLDER'S SOLE DISCRETION AND ELECTION, ONLY IN COURTS HAVING A SITUS WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS. MAKER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE. MAKER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES C T CORPORATION SYSTEM, WHOSE ADDRESS IS MAKER, C/O C T CORPORATION SYSTEM, 208 S. LASALLE STREET, CHICAGO, ILLINOIS 60604, AS ITS DULY AUTHORIZED AGENT FOR SERVICE OF LEGAL PROCESS AND AGREES THAT SERVICE OF SUCH PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF PROCESS UPON MAKER PROVIDED A COPY OF SUCH SERVICE OF PROCESS IS ALSO SENT WITHIN THREE (3) DAYS THEREAFTER TO MAKER IN ACCORDANCE WITH THE NOTICE PROVISIONS OF THE LOAN AGREEMENT PROVIDED, HOWEVER, IN THE CASE OF SERVICE OF PROCESS FOR ACTIONS WHEREIN MAKER'S RESPONSE IS DUE IN LESS THAN TWENTY (20) DAYS, A COPY OF SUCH PROCESS WILL BE SENT TO MAKER ON THE SAME DAY AS SERVICE ON C T CORPORATION SYSTEM. IN THE EVENT SERVICE IS UNDELIVERABLE BECAUSE SUCH AGENT MOVES OR CEASES TO DO BUSINESS IN CHICAGO, ILLINOIS, MAKER SHALL, WITHIN TEN (10) DAYS AFTER HOLDER'S REQUEST, APPOINT A SUBSTITUTE AGENT (IN CHICAGO, ILLINOIS) ON ITS BEHALF AND WITHIN SUCH PERIOD NOTIFY HOLDER OF SUCH APPOINTMENT. IF SUCH SUBSTITUTE AGENT IS NOT TIMELY APPOINTED, HOLDER SHALL, IN ITS SOLE DISCRETION, HAVE THE RIGHT TO DESIGNATE A SUBSTITUTE AGENT UPON FIVE (5) DAYS NOTICE TO MAKER. MAKER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY HOLDER ON THE LOAN DOCUMENTS IN ACCORDANCE WITH THIS PARAGRAPH.

13.      Jury Trial Waiver.

         MAKER, AND HOLDER BY ITS ACCEPTANCE OF THIS NOTE, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY MAKER AND BY HOLDER, AND MAKER ACKNOWLEDGES THAT NEITHER HOLDER NOR ANY PERSON ACTING ON BEHALF OF HOLDER HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. MAKER AND HOLDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT MAKER AND HOLDER HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. MAKER AND HOLDER FURTHER

ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

         IN WITNESS WHEREOF, Maker has executed this Note or has caused the same to be executed by its duly authorized representatives as of the date set first forth above.

                                       MAKER:

                                       PREFERRED EQUITIES CORPORATION, a Nevada corporation



                                       By: __________________________

                                       Name:______________
                                       Its:_______________

                                                                 Loan No. 96-111


                           RECEIVABLES PROMISSORY NOTE

$15,000,000.00,                                                 __________, 1996


1.       PROMISE TO PAY.

         FOR VALUE RECEIVED, PREFERRED EQUITIES CORPORATION, a Nevada corporation ("MAKER") whose address is 4310 Paradise Road, Las Vegas, Nevada 89109, promises to pay to the order of HELLER FINANCIAL, INC., a Delaware corporation, and its successors and assigns ("HOLDER"), in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Advances made by Holder to Maker (the "LOAN") pursuant to that certain Interval Receivables Loan and Security Agreement, dated the date hereof, between Holder and Maker, as amended, modified or supplemented from time to time in accordance with its terms (the "RECEIVABLES LOAN AGREEMENT"). This is a revolving Note, the principal amount of which may increase or decrease from time to time during the term hereof. This Note shall evidence Advances made under the Receivables Loan Agreement, notwithstanding that the total aggregate of principal advances and repayments exceed the original maximum principal amount hereof, and notwithstanding that the principal balance may be zero at any time. Payments shall be made to Holder at 500 West Monroe Street, 15th Floor, Chicago, Illinois 60661 (or such other address as Holder may hereafter designate in writing to Maker).

         The repayment of the Loan evidenced by this Note is secured by the Receivables Loan Agreement pursuant to which Maker has assigned, pledged and granted a security interest to Lender in certain receivables related to the sale of Intervals and other collateral described therein. This Note, the Receivables Loan Agreement and any other documents evidencing or securing the Loan or executed in connection therewith, and any modification, renewal or extension of any of the foregoing are collectively called the "RECEIVABLES LOAN DOCUMENTS".

         This Note has been issued pursuant to the Receivables Loan Agreement, and all of the terms, covenants and conditions of the Receivables Loan Agreement (including all Exhibits thereto) and all other instruments evidencing or securing the indebtedness hereunder are hereby made a part of this Note and are deemed incorporated herein in full. Defined terms used herein and not otherwise defined shall have the meanings set forth in the Receivables Loan Agreement.



2.       PRINCIPAL AND INTEREST

         So long as no Event of Default exists, interest shall accrue on the principal balance hereof from time to time outstanding and Maker shall pay interest thereon at a rate equal to a floating rate per annum equal to four percent (4.0%) plus the Base Rate (the aggregate rate referred to as the "INTEREST RATE"). "BASE RATE" shall mean the rate published each Business Day in the Wall Street Journal for deposits maturing three (3) months after issuance under the caption "Money Rates, London Interbank Offered Rates (Libor)." The Interest Rate for each calendar month shall be fixed based upon the Base Rate published prior to and in effect on the first (1st) Business Day of such month. Interest shall be calculated on a 360 day year and charged for the actual number of days elapsed.

3.       PAYMENT.

                This Note is subject to mandatory payments as provided in
Section 1.4 of the Receivables Loan Agreement.

                  Maker shall pay interest to Lender monthly, in arrears, on the first day of each calendar month, commencing on the first day of the first calendar month following the first Advance pursuant to the Receivables Loan Agreement, on the unpaid principal amount of this Note outstanding during the previous calendar month at a fluctuating interest rate per annum (computed daily on the basis of a year of 360 days and charged for the actual number of days elapsed) equal to the Interest Rate; provided, however, that after the occurrence of an Event of Default under the Receivables Loan Agreement this Note shall bear interest at the Default Rate set forth below.

         The Loan shall be due and payable on or before August 6, 2006 or any earlier date on which the Loan shall be required to be paid in full, whether by acceleration or otherwise (the "MATURITY DATE").


4.       PREPAYMENT.

                  This Note is (i) subject to mandatory prepayments in whole or in part as provided in Section 1.5(b) of the Receivables Loan Agreement; and
(ii) permitted optional prepayments in accordance with Section 1.5(a) of the Receivables Loan Agreement, subject to applicable Prepayment Premiums.

                  Not in limitation of any other mandatory prepayment requirements under the Receivables Loan Agreement, if at any time the outstanding aggregate principal balance under (i) this Note; (ii) that certain promissory note of even date herewith between Holder and Maker in the principal amount of $2,925,000.00 (the "ACQUISITION NOTE"); and (iii) that other certain promissory note of even date herewith between Holder and Maker in the maximum principal amount of $3,000,000.00 (the "RENOVATION NOTE") exceeds $15,000,000.00, such excess amount shall be due and payable by Maker to Holder within five (5) Business Days after notice from Holder without premium or penalty and such amount shall be applied by Holder to reduce the outstanding principal balance of any of the above-referenced notes in any manner or amount that Holder determines.

5.       DEFAULT.

         A.       Events of Default.

         An "Event of Default" under this Note shall mean the occurrence of any Event of Default under any of the Receivables Loan Documents, after giving effect to any applicable grace or cure period.

         B.       Remedies.

         So long as an Event of Default remains outstanding: (a) interest shall accrue at a rate equal to the Interest Rate plus four percent (4%) per annum (the "DEFAULT RATE"); (b) Holder may, at its option and without notice (such notice being expressly waived), declare the Loan immediately due and payable; and (c) Holder may pursue all rights and remedies available under the Receivables Loan Agreement or any other Receivables Loan Documents. Holder's rights, remedies and powers, as provided in this Note and the other Receivables Loan Documents, are cumulative and concurrent, and may be pursued singly, successively or together against Maker, any guarantor of the Loan, the security described in the Receivables Loan Documents, and any other security given at any time to secure the payment hereof, all at the sole discretion of Holder. Additionally, Holder may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Holder's sole discretion. Failure of Holder, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date shall not constitute a waiver of the right to exercise the same at any time during the continued existence of any Event of Default or any subsequent Event of Default.

         If any attorney is engaged: (i) to collect the Loan or any sums due under the Receivables Loan Documents, whether or not legal proceedings are thereafter instituted by Holder; (ii) to represent Holder in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Note; (iii) to protect the liens and security interests of the Receivables Loan Agreement or any of the Receivables Loan Documents; (iv) to foreclose on the Collateral; (v) to represent Holder in any other proceedings whatsoever in connection with the Receivables Loan Agreement or any of the Receivables Loan Documents including post judgment proceedings to enforce any judgment related to the Receivables Loan Documents; or (vi) in connection with seeking an out-of-court workout or settlement of any of the foregoing, then Maker shall pay to Holder all reasonable costs, attorneys' fees and expenses in connection therewith, in addition to all other amounts due hereunder.

6.       LATE CHARGE.

         If payments of principal and/or interest, or any other amounts under the other Receivables Loan Documents are not timely made or remain overdue for a period of ten (10) days, Maker, without notice or demand by Holder, promptly shall pay an amount ("Late Charge") equal to four percent (4%) of each delinquent payment.

7.       GOVERNING LAW; SEVERABILITY.

         This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois. The invalidity, illegality or unenforceability of any provision of this Note shall not affect or impair the validity, legality or enforceability of the remainder of this Note, and to this end, the provisions of this Note are declared to be severable.

8.       WAIVER.

         Maker, for itself and all endorsers, guarantors and sureties of this Note, and their heirs, successors, assigns and legal representatives, hereby waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note except as provided in the Receivables Loan Agreement, and agrees that their respective liability shall be unconditional and without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Holder. Maker, for itself and all endorsers, guarantors and sureties of this Note, and their heirs, legal representatives, successors and assigns, hereby consents to every extension of time, renewal, waiver or modification that may be granted by Holder with respect to the payment or other provisions of this Note, and to the release of any makers, endorsers, guarantors or sureties, and of any collateral given to secure the payment hereof, or any part hereof, with or without substitution, and agrees that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to Maker or to any endorser, guarantor or surety and without affecting the liability of any of them.


9.       SECURITY, APPLICATION OF PAYMENTS.

         This Note is secured by the liens, encumbrances and obligations created hereby and by the other Receivables Loan Documents. Payments will be applied to any fees, expenses or other costs Maker is obligated to pay under this Note or the other Receivables Loan Documents, to interest due on the Loan and to the outstanding principal balance of the Loan, in any order that Holder, at its sole option, may deem appropriate.

10.      MISCELLANEOUS.

         A.       Amendments.

         This Note may not be terminated or amended orally, but only by a termination or amendment in writing signed by Holder and Maker.

         B.       Lawful Rate of Interest.

         In no event whatsoever shall the amount of interest paid or agreed to be paid to Holder pursuant to this Note or any of the Receivables Loan Documents exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Note and the other Receivables Loan Documents shall involve exceeding the lawful rate of interest which a court of competent jurisdiction may deem applicable hereto ("Excess Interest"), then ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such law and if, for any reason whatsoever, Holder shall receive, as interest, an amount which would be deemed unlawful under such applicable law, such interest shall be applied to the principal of the Loan (whether or not due and payable), and not to the payment of interest, or refunded to Maker if the Loan has been paid in full. Neither Maker nor any guarantor or endorser shall have any action against Holder for any damages whatsoever arising out of the payment or collection of any such Excess Interest.

         C.       Captions.

         The captions of the Paragraphs of this Note are for convenience of reference only and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

         D.       Notices.

         Notices shall be given under this Note in conformity with the terms and conditions of the Receivables Loan Agreement.

         E.       Joint and Several.

         The obligations of Maker under this Note shall be joint and several obligations of Maker and of each Maker, if more than one, and of each Maker's heirs, personal representatives, successors and assigns.


         F.       Time of Essence.

         Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein.


11.      VENUE.

         MAKER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS NOTE SHALL BE LITIGATED, AT HOLDER'S SOLE DISCRETION AND ELECTION, ONLY IN COURTS HAVING A SITUS WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS. MAKER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE. MAKER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES C T CORPORATION SYSTEM, WHOSE ADDRESS IS MAKER, C/O C T CORPORATION SYSTEM, 208 S. LASALLE STREET, CHICAGO, ILLINOIS 60604, AS ITS DULY AUTHORIZED AGENT FOR SERVICE OF LEGAL PROCESS AND AGREES THAT SERVICE OF SUCH PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF PROCESS UPON MAKER PROVIDED A COPY OF SUCH SERVICE OF PROCESS IS ALSO SENT WITHIN THREE (3) DAYS THEREAFTER TO MAKER EXCEPT IN THE CASE OF SERVICE OF PROCESS FOR ACTIONS WHEREIN THE MAKER'S RESPONSE IS DUE IN LESS THAN TWENTY (20) DAYS, A COPY OF SUCH PROCESS WILL BE SENT TO MAKER ON THE SAME DAY AS SERVICE ON C T CORPORATION SYSTEM. IN THE EVENT SERVICE IS UNDELIVERABLE BECAUSE SUCH AGENT MOVES OR CEASES TO

DO BUSINESS IN CHICAGO, ILLINOIS, MAKER SHALL, WITHIN TEN (10) DAYS AFTER HOLDER'S REQUEST, APPOINT A SUBSTITUTE AGENT (IN CHICAGO, ILLINOIS) ON ITS BEHALF AND WITHIN SUCH PERIOD NOTIFY HOLDER OF SUCH APPOINTMENT. IF SUCH SUBSTITUTE AGENT IS NOT TIMELY APPOINTED, HOLDER SHALL, IN ITS SOLE DISCRETION, HAVE THE RIGHT TO DESIGNATE A SUBSTITUTE AGENT UPON FIVE (5) DAYS NOTICE TO MAKER. MAKER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY HOLDER ON THE RECEIVABLES LOAN DOCUMENTS IN ACCORDANCE WITH THIS PARAGRAPH.

12.      SALE OF LOAN.

         Holder, at any time and without the consent of Maker, may grant participations in or sell, transfer, assign and convey all or any portion of its right, title and interest in and to the Loan, this Note, the Receivables Loan Agreement and the other Receivables Loan Documents, any guaranties given in connection with the Loan and any collateral given to secure the Loan. In the event Holder sells, transfers, conveys or assigns all of Holder's right, title and interest in this Note or the Loan, Holder shall give notice thereof to Maker and Holder shall thereupon be released from liability and obligations of the Lender hereunder and under all other transferred Loan Documents from and after the date of such transfer provided such transferee agrees to be bound by the obligations of Lender thereunder and provided such transferee is of equal or greater financial capacity than Holder. Notice to Maker shall not be required for any partial sale, transfer, assignment or conveyance of this Note.

13.      JURY TRIAL WAIVER.

         MAKER, AND HOLDER BY ITS ACCEPTANCE OF THIS NOTE, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY MAKER AND BY HOLDER, AND MAKER ACKNOWLEDGES THAT NEITHER HOLDER NOR ANY PERSON ACTING ON BEHALF OF HOLDER HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. MAKER AND HOLDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT MAKER AND HOLDER HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. MAKER AND HOLDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

         IN WITNESS WHEREOF, Maker has executed this Note or has caused the same to be executed by its duly authorized representatives as of the date set first forth above.

                                      MAKER:

                                      Preferred Equities Corporation,
                                      a Nevada corporation


                                      By:________________________________

                                      Print Name:________________________

                                      As Its:____________________________

STATE OF NEVADA            )
                           )  SS.
COUNTY OF _________________)


       I hereby certify that on this _________ day of ______________, 1996, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgements, personally appeared _______________________, as __________________________ of Preferred Equities Corporation, to me known to be the person who executed the attached Receivables Promissory Note dated __________, 1996 in the principal amount of $15,000,000, in the State and County aforesaid, on behalf of the corporation, and acknowledged before me that he/she executed the same.


                                     Notary :__________________________________
                                     Print Name:_______________________________
[NOTARIAL SEAL]                   Notary Public, State of Nevada
                                     My Commission Expires:____________________
                                     Commission Number:________________________